UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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General Growth Properties, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GENERAL GROWTH PROPERTIES, INC.
110 North Wacker Drive
Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 15, 2007

To our Stockholders:

The 2007 Annual Meeting of Stockholders of General Growth Properties, Inc. will be held on Tuesday, May 15, 2007 at 9:00 a.m. local time at our principal executive offices located at 110 North Wacker Drive, Chicago, Illinois 60606. The items of business are:

1.                To elect three Class III directors, each for a term of three years;

2.                To approve the amendment and restatement of our Employee Stock Purchase Plan;

3.                To ratify the selection of Deloitte & Touche LLP as our independent public accountants for the year ending December 31, 2007;

4.                To consider a stockholder proposal regarding declassification of the Board of Directors of the Company; and

5.                To transact other business properly coming before the meeting.

Each of these matters is described in further detail in the enclosed proxy statement. We have also enclosed a copy of our 2006 Annual Report. Only stockholders of record at the close of business on March 16, 2007 are entitled to vote at the meeting or any postponement or adjournment of the meeting. A complete list of these stockholders will be available at our principal executive offices prior to the meeting.

By order of the Board of Directors,

Chicago, Illinois March 29, 2007	Chairman of the Board

Your Vote Is Important

Please use this opportunity to take part in our governance by voting your shares. Whether or not you plan to attend the meeting, please vote as promptly as possible. If you are a stockholder of record, please follow the instructions on the proxy card for voting by telephone or over the Internet, or complete the enclosed proxy card and return it in the envelope provided. You can withdraw your proxy at any time before it is voted. If your shares are held for your account by a broker or other nominee (“street name” holders), you will receive instructions from the holder of record that you must follow to vote your shares.

Only persons with an admission ticket, evidence of stock ownership or who are guests of the Company may attend and be admitted to the meeting. Photo identification will be required, such as a valid drivers license or passport.

•       If your shares are registered in your name, you must bring the admission ticket attached to your proxy card.

•       If your shares are registered in the name of a broker or other nominee, you will need to bring a proxy or a letter from that broker or other nominee or a recent brokerage account statement that confirms that you are the beneficial owner of those shares as of the record date.

If you do not have either an admission ticket or proof that you own shares, you will not be admitted to the meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the meeting.

GENERAL GROWTH PROPERTIES, INC.
110 North Wacker Drive
Chicago, Illinois 60606

PROXY STATEMENT

The Board of Directors of General Growth Properties, Inc. is asking for your proxy for use at the annual meeting of our stockholders to be held on Tuesday, May 15, 2007 at 9:00 a.m. local time at our principal executive offices located at 110 North Wacker Drive, Chicago, Illinois, and at any postponement or adjournment of the meeting. We are mailing this proxy statement and the enclosed proxy card to our stockholders on or about March 29, 2007. In this proxy statement, we refer to General Growth Properties, Inc. as “GGP,” “we,” “our” or the “Company” and we sometimes refer to our Board of Directors as the “Board.”

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, our stockholders will vote upon the matters outlined in the accompanying notice of meeting, including:

•       election of three Class III directors, each for a term of three years (see page 30);

•       approval of the amendment and restatement of our Employee Stock Purchase Plan (the “ESPP”) (see page 32);

•       ratification of the selection of Deloitte & Touche LLP as our independent public accountants for the year ending December 31, 2007 (see page 36); and

•       a stockholder proposal regarding declassification of the Board of Directors of the Company (see page 36).

Management will report on GGP’s performance during fiscal year 2006 and respond to appropriate questions from stockholders. In addition, representatives of Deloitte & Touche LLP are expected to be at the annual meeting to respond to appropriate questions.

Do I need a ticket to attend the meeting?

You will need an admission ticket or proof of ownership to enter the meeting. An admission ticket is attached to your proxy card if you hold shares directly in your name as a stockholder of record. If you plan to attend the meeting, please vote your proxy prior to the meeting but keep the admission ticket and bring it with you to the meeting.

If your shares are held beneficially in the name of a broker or other nominee and you plan to attend the meeting, you must present proof of your ownership of our common stock, such as a proxy or a letter from that broker or other nominee or a recent brokerage account statement, to be admitted to the meeting.

All stockholders must also present a form of photo identification, such as a valid drivers license or passport, in order to be admitted to the meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the meeting.

What are the Board’s voting recommendations?

Unless you give other instructions on your proxy card, the individuals named on the card as proxy holders will vote in accordance with the recommendations of the Board of Directors. The Board of Directors recommends that you vote your shares “FOR” the election of each of the nominees to the Board, “FOR” the approval of the amendment and restatement of the ESPP, “FOR” the ratification of the independent public accountants and “AGAINST” the stockholder proposal.

What happens if additional proposals are presented at the meeting?

Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If other matters are presented by or at the direction of the Chairperson of the Board or the Board as permitted by our bylaws and you vote by proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, March 16, 2007, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or at any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each proposal to be voted on.

How do I vote my shares?

If you are a “record” holder of our common stock (that is, if you hold your stock in your own name in the Company’s stock records maintained by our transfer agent), you may vote by telephone or over the Internet by following the instructions included on your proxy card. Alternatively, you may complete and sign the proxy card and return it in the enclosed postage-paid envelope or deliver it in person. The Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time on May 14, 2007.

If you hold shares of our common stock in “street name” (that is, through a broker or other nominee), you will need to obtain a voting instruction form from the institution that holds your shares and follow the voting instructions on that form.

Can I change my vote after I return my proxy card or after I vote by telephone or over the Internet?

If you are a “record” holder, even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the annual meeting by delivering to our Corporate Secretary at our principal executive offices a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person (although attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request). To revoke a proxy previously submitted by telephone or over the Internet, you may simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote revoked.

If you hold shares of our common stock in “street name,” you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.

What constitutes a quorum?

If a majority of the shares of common stock outstanding on the record date are present in person or represented by proxy at the annual meeting, we will have a quorum at the meeting, permitting the conduct of business at the meeting. As of the record date, we had 244,857,043 shares of common stock outstanding and entitled to vote. Abstentions and broker “non-votes” are counted as present in person or represented by proxy for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

Who will bear the costs of soliciting votes for the meeting?

GGP will bear the entire cost of the solicitation of proxies from its stockholders. We have retained Morrow & Co., Inc. to assist us in connection with the solicitation of proxies for the annual meeting. We have agreed to pay $22,500, plus expenses, for these services. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

CORPORATE GOVERNANCE

Director Independence

The Board consists of ten directors, a majority of which are independent within the meaning of the listing standards of the New York Stock Exchange (the “NYSE”). The Board affirmatively determined that each of Alan Cohen, Anthony Downs, Adam Metz, Thomas Nolan, John Riordan and Beth Stewart is independent within the meaning of the NYSE listing standards. The Board reviewed all relevant information and concluded that none of the directors listed above possess any of the bright-line relationships set forth in the NYSE listing standards that prevent independence, nor do they possess any other relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), other than Board membership.

Important Governance Policies

The Board has adopted the following important policies which document some of our significant corporate governance principles. Each of these policies is available on our website at www.ggp.com in the “Investment” section under the “Corporate Governance” heading. In addition, a copy may be obtained by writing to our Director of Investor Relations at our principal executive offices.

Corporate Governance Guidelines

Our Corporate Governance Guidelines, among other matters:

•       describe matters relating to director qualifications and responsibilities;

•       provide that our directors have full and free access to the Company’s officers and employees;

•       require the Board to conduct an annual self-evaluation; and

•       set forth stock ownership guidelines for our non-employee directors.

Our Corporate Governance Guidelines also require any nominee for director at our annual meeting to tender his or her resignation for consideration by the Nominating & Governance Committee if a majority of the votes represented by shares of the Company that are outstanding and entitled to vote in the election are designated to be “withheld” from the nominee’s election. The Nominating & Governance Committee will then evaluate the best interest of the Company and its stockholders and recommend to the Board of Directors the action to be taken with respect to any tendered resignation.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics prohibits conflicts of interest, which are broadly defined to include any situation where a person’s private interest interferes in any way with the interests of the Company. In addition, this Code prohibits direct or indirect personal loans to executive officers and directors.

Related Party Transactions Policy

Our Related Party Transactions Policy is designed to assist with the proper identification, review and disclosure of related party transactions. Under this policy, management of the Company is required to disclose to the Audit Committee any transaction between the Company and related parties, and the Audit Committee is responsible for reviewing and approving them. The Audit Committee may only approve a transaction between the Company and a related party if the transaction is on terms that are comparable to terms the Company could obtain in an arm’s length transaction with an unrelated third party, and either the term of the transaction does not exceed one year or the Company can terminate the agreement evidencing the transaction upon reasonable notice to the related party. A related party for purposes of this policy means:

•       an officer or director of the Company;

•       a stockholder directly or indirectly beneficially owning in excess of five percent of the Company;

•       a person who is an immediate family member of, or shares a household with, an officer or director; or

•       an entity that is either wholly or substantially owned or controlled by someone listed above.

This policy does not apply to transactions of a type in which all Company employees may participate, a transaction that involves compensation for services rendered to the Company as an employee or director, or a transaction that involves the conversion or redemption of outstanding interests in GGP Limited Partnership, the Company’s operating partnership (the “Operating Partnership”).

Director Nomination Process

The Nominating & Governance Committee considers many factors in identifying and recommending nominees for positions on the Board, including those described under “Director Qualifications” in the Company’s Corporate Governance Guidelines. These factors include independence, diversity, age, skills, experience in the context of the needs of the Board of Directors and ability to devote adequate time to Board duties. The Nominating & Governance Committee does not set specific minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her merits, taking into account the needs of the Company and the composition of the Board of Directors. In identifying potential candidates for Board membership, the Nominating & Governance Committee relies on suggestions and recommendations from members of the Board, management, stockholders and others. The Nominating & Governance Committee has not previously used outside consultants to help identify potential candidates, but it may choose to do so in the future. The Nominating & Governance Committee assesses which candidates appear to best fit the needs of the Board and the Company and interviews and evaluates those candidates. Nominees selected by the Nominating & Governance Committee are recommended to the full Board of Directors by the Committee. After the Board of Directors has approved a nominee, the Chairman of the Board and the Chairman of the Nominating & Governance Committee extend an invitation to the nominee to join the Company’s Board of Directors.

The Nominating & Governance Committee will consider candidates recommended by stockholders if such recommendations are made in accordance with the terms of the Company’s bylaws, and those candidates will be evaluated in the same manner as other candidates. See “Stockholder Director Nominations and Other Stockholder Proposals for Presentation at the 2008 Annual Meeting” below for a general description of the applicable terms of the Company’s bylaws.

Stockholder Communications with the Board

Generally

Stockholders or other interested persons wishing to communicate with the Board may contact them by writing to them, c/o Corporate Secretary, at our principal executive offices. Correspondence may be addressed to the non-employee directors, the entire Board or to one or more individual members of the Board, at the election of the sender. Any such communication will be promptly distributed to the director or directors named therein.

Stockholder Proposals for Inclusion in 2008 Proxy Statement

We must receive notice of any stockholder proposal that is intended to be included in our proxy statement and form of proxy for next year’s annual meeting at our principal executive offices no later than November 30, 2007. This notice must be in writing and must comply with the other provisions of Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”).

Stockholder  Director Nominations and Other Stockholder Proposals for Presentation at the 2008 Annual Meeting

Under our bylaws, nominations for director and any other business proposal may be made by a stockholder entitled to vote at the annual meeting who delivers written notice, along with the additional information and materials required by our bylaws, to our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, for our annual meeting in the year 2008, we must receive this notice on or after January 16, 2008, and on or before February 15, 2008. You may obtain a copy of our bylaws by writing to our Director of Investor Relations at our principal executive offices. Under Rule 14a-8, the Company is not required to include any matter submitted during this period in its proxy statement. However, the persons named in the proxy for next year’s annual meeting will not have discretionary authority to vote with respect to the matter unless the Company states the nature of the matter and how it intends to vote in the proxy statement. If any matter is not timely submitted to us in accordance with the requirements of our bylaws, the persons named in the proxy for the next annual meeting will have discretionary authority to vote with respect to the matter.

Certain Relationships and Related Party Transactions

The Company is the general partner of the Operating Partnership, and is currently the owner of approximately 82% of the common units of partnership interest in the Operating Partnership. A partnership whose partners consist of certain trusts, the beneficiaries of which are members of the Bucksbaum family, and General Growth Companies, Inc., the sole stockholder and director of which is Matthew Bucksbaum, is a limited partner of the Operating Partnership which owns approximately 16% of the common and preferred  units of partnership interest in the Operating Partnership. As of December 31, 2006, the common and preferred units of partnership interest held by limited partners were convertible into a total of approximately 58,277,490 shares of our common stock.

The Company subleases office and storage space at its principal executive offices to MB Investments, L.L.C., a company owned by Matthew Bucksbaum, our Chairman. The rent due to the Company under the sublease is based on a fixed monthly price per square foot of office space and a flat fee per month for the storage space, resulting in approximately $113,200 of rent in 2006. The sublease has been extended on the same terms through December 31, 2007, and the extension was reviewed and approved by the Audit Committee in accordance with our Related Party Transactions Policy.

Board Meetings and Attendance

Pursuant to the Delaware General Corporation Law and the Company’s bylaws, our business and affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of the Company’s business through discussions with the Chairman, the Chief Executive Officer and other key members of management, by reviewing written materials provided to them and by participating in meetings of the Board and its committees.

During 2006, the Board of Directors held 7 meetings of the full Board and took action by written consent 8 times. Each of the incumbent directors attended at least 75% of all meetings of the Board and those Board committees on which he or she served during 2006. The Company encourages its Board members to attend annual meetings of its stockholders and all of the Company’s directors attended the Company’s annual meeting of stockholders in 2006.

Meetings of Non-Employee Directors

The non-employee directors of the Board meet in executive session, without any management directors in attendance, each time the Board convenes for a regularly scheduled meeting and at other times and with the executive officers of the Company as they deem appropriate. The non-employee directors rotate as the presiding director for each executive session. The non-employee directors have determined at this time that a rotating presiding director for each executive session is the preferable governing approach for the Company as they believe that this approach maximizes participation by all non-employee directors and fosters an environment where each non-employee director has an equal opportunity to provide direction and influence.

The non-employee directors recognize that the current Chairman of the Board is not independent. As a result, both the Nominating & Governance Committee and the non-employee directors have considered the need for, and desirability of, appointment of a lead or presiding director. Both the Nominating & Governance Committee and the non-employee directors concluded that a lead or presiding director is not necessary at this time to ensure strong independent board leadership. In addition, the non-employee directors have concluded that effective oversight of the executive officers of the Company and establishment of an agenda that appropriately considers the stockholder perspective can be attained without formal designation of a lead or presiding director. This determination will be periodically reviewed by the non-employee directors.

Compensation of Directors

Directors who are our employees receive no fees for their services as directors. Non-employee directors receive an annual fee for their service on the Board, a fee for each Board and committee meeting attended and reimbursement of expenses incurred in attending meetings. The chart below sets forth the fee structure which has been in place for non-employee directors since August 2005.

Annual fee paid to:
All non-employee directors	$40,000
Audit Committee chair	$15,000
Other Committee chairs	$2,500
Audit Committee members	$2,500
Fee for each meeting attended:
Board meetings	$1,000
Audit Committee meetings	$1,500
Other Committee meetings	$1,000

In addition to receiving fees for their services as directors, our non-employee directors receive annual equity awards. Our 2003 Incentive Stock Plan (the “2003 Plan”) was amended by our stockholders in May 2006 to provide that all non-employee directors are entitled to receive a restricted stock award of 1,500 shares at the time of the Company’s annual meeting of stockholders. In addition, each new non-employee director will receive a restricted stock award of 1,500 shares when he or she joins the Board. The restricted stock awards vest one-third on the grant date and one-third on each of the first and second anniversaries of the grant date. Each recipient of restricted stock possesses all of the rights of a stockholder of the Company, including the right to vote and receive dividends.

Prior to the May 2006 amendment to the 2003 Plan, our non-employee directors were entitled to receive an option to purchase 7,500 shares of our common stock upon joining the Board and on the first business day of each January thereafter. The exercise price of these options was the fair market value of a share of our common stock on the grant date determined in accordance with the terms of the 2003 Plan. The transition in 2006 from the annual grant of a stock option to an annual restricted stock award was structured so that the option granted to each non-employee director in January 2006 expired with respect to 5,000 of the 7,500 shares upon stockholder approval of the amendment to the 2003 Plan and the corresponding issuance to the director of the May 2006 restricted stock award of 1,500 shares.

The following table summarizes the compensation paid to each of our non-employee directors during 2006.

2006 Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)(5)	Total($)
Alan Cohen	$52,500	$38,213	$15,881	$106,594
Anthony Downs	$69,000	$38,213	$15,881	$123,094
Adam Metz	$66,000	$38,213	$15,881	$120,094
Thomas Nolan	$80,500	$38,213	$15,881	$134,594
John Riordan	$56,500	$38,213	$15,881	$110,594
Beth Stewart	$67,000	$38,213	$15,881	$121,094

(1)          Matthew Bucksbaum, John Bucksbaum, Robert Michaels and Bernard Freibaum are not included in this table because they are employees of the Company and thus receive no compensation for their services as directors. The compensation received by Messrs. J. Bucksbaum, Michaels and Freibaum as employees of the Company is shown in the Summary Compensation Table on page 19. Matthew Bucksbaum receives an annual salary of $225,000 for his services as an employee of the Company and he received no equity awards from the Company in 2006.

(2)          Consists of annual retainer fees and meeting fees in accordance with the fee structure described above.

(3)          This amount represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123 (R), of awards and options pursuant to the 2003 Plan. Assumptions used in the calculation of this amount are set forth in footnote 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007.

(4)          The grant date fair value of the 1,500 shares of restricted stock awarded to each non-employee director in 2006 is $68,783. Each of our non-employee directors held an aggregate of 1,000 shares of restricted stock as of December 31, 2006.

(5)          As described above, the January 2006 option grant to non-employee directors expired with respect to 5,000 shares in May 2006. As a result, the 2006 dollar amount recognized for financial statement reporting purposes with respect to the January 2006 option grant relates solely to remaining 2,500 shares subject to that option grant. The grant date fair value of the unexpired portion of the grant is $16,366. The following are the aggregate number of shares issuable upon exercise of outstanding option awards that have been granted to each of our non-employee directors as of December 31, 2006: Mr. Cohen, 10,000; Mr. Downs, 2,500; Mr. Metz, 2,500; Mr. Nolan, 10,000; Mr. Riordan, 7,000; and Ms. Stewart, 2,500.

Stock Ownership Guidelines

Our stock ownership guidelines for non-employee directors, which are set forth in full in our Corporate Governance Guidelines, require that each non-employee director own at least the lesser of 6,500 shares or $250,000 of our common stock by the later of May 31, 2011 or the fifth anniversary of the director’s election to the Board.

Committees of the Board of Directors

The Board of Directors has four standing committees: the Executive Committee, the Audit Committee, the Nominating & Governance Committee and the Compensation Committee. The table below shows current membership for each of the standing Board committees.

Executive Committee	Audit Committee	Nominating & Governance Committee	Compensation Committee
John Bucksbaum	Anthony Downs	Anthony Downs	Alan Cohen*
Matthew Bucksbaum	Adam Metz	Thomas Nolan	Adam Metz
Robert Michaels	Thomas Nolan*	John Riordan*	John Riordan
Beth Stewart	Beth Stewart		Beth Stewart

*                    Denotes Chair.

Each of the committees operates under a written charter, except the Executive Committee whose duties are established by the Board of Directors from time to time. Copies of these charters can be obtained from our website at www.ggp.com in the “Investment” section under the “Corporate Governance” heading or by writing to our Director of Investor Relations at our principal executive offices.

Executive Committee

The Board has granted the Executive Committee the power to act on behalf of the Board in certain limited circumstances. The Executive Committee did not meet during 2006, nor did it take any actions by written consent.

Audit Committee

The Board of Directors has determined that all of the members of the Audit Committee meet the requirements for independence and expertise, including financial literacy, under applicable NYSE listing standards and Securities and Exchange Commission (“SEC”) rules. The Board of Directors has also determined that Mr. Metz and Mr. Nolan are each an “audit committee financial expert” under applicable SEC rules.

The functions of the Audit Committee include, among other things, assisting the Board in monitoring:

•       the integrity of the Company’s financial statements;

•       the independent public accountants’ qualifications and independence; and

•       the performance of the Company’s internal audit function and independent public accountants.

The Audit Committee has the sole authority to appoint or replace the Company’s independent public accountants, who report directly to the Audit Committee, although the Audit Committee has a policy of seeking stockholder ratification of the appointment of the Company’s independent public accountants, as described in Proposal 3. The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms associated with such services) to be provided by the independent public accountants, subject to certain de minimis exceptions for non-audit services which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee has the authority to retain independent legal, accounting or other advisors and the Company will provide appropriate funding for the compensation of any such advisors. The Audit Committee is also responsible for preparing a report for inclusion in our proxy statement stating, among other things, whether our audited financial statements should be included in our Annual Report on Form 10-K. This report is set forth on page 24 of this proxy statement.

The Audit Committee held 9 meetings during 2006 and took 1 action by written consent. In addition, pursuant to the Audit Committee charter, the Chair of the Audit Committee performs certain delegated responsibilities, including the review of quarterly financial press releases. One of the actions taken by the Audit Committee in 2006 was to recommend to the Board that its charter be amended and restated. The amended and restated Audit Committee charter was approved by the Board in November 2006 and requires that all members of the Audit Committee be financially literate and that at least one member qualify as an “audit committee financial expert” under applicable SEC rules. The amended and restated Audit Committee charter also assigns the Audit Committee the responsibility to review and approve transactions under the Company’s Related Party Transaction Policy; states that the Audit Committee is empowered to investigate any matter brought to its attention with full access to the Company’s records and personnel; and more specifically describes certain of the Audit Committee’s responsibilities, especially with respect to internal controls, in light of auditing standards, SEC regulations and NYSE listing standards adopted since the approval of the prior version of the Audit Committee charter.

Nominating & Governance Committee

In accordance with the listing standards of the NYSE, the Nominating & Governance Committee is comprised solely of independent directors. The functions of the Nominating & Governance Committee include:

•       assisting the Board by identifying individuals qualified to become Board members;

•       recommending to the Board the director nominees for the next annual meeting of stockholders;

•       recommending to the Board corporate governance guidelines applicable to the Company;

•       leading the Board in its annual review of the Board’s performance; and

•       recommending to the Board the members of each Board committee.

The Nominating & Governance Committee has sole authority to retain any search firm to be used to identify director candidates and the sole authority to approve the search firm’s fees and other retention terms. The Nominating & Governance Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors and the Company will provide appropriate funding for the compensation of any such advisors.

The Nominating & Governance Committee held 4 meetings in 2006 and took no actions by written consent.

Compensation Committee

In accordance with the listing standards of the NYSE, the Compensation Committee is comprised solely of independent directors. The Compensation Committee has responsibility for evaluating and approving the compensation of directors and executive officers of the Company. The functions of the Compensation Committee include:

•       reviewing and approving the Company’s overall compensation strategy and policies;

•       establishing the compensation for our Chief Executive Officer;

•       reviewing and approving the compensation for the other executive officers of the Company;

•       annually reviewing and making recommendations to the Board with respect to incentive-compensation plans and equity-based plans in which the executive officers are eligible to participate;

•       annually reviewing and approving the compensation of directors; and

•       monitoring compliance with legal prohibitions on loans to directors and executive officers of the Company.

The Compensation Committee has the sole authority to retain any compensation consultant to be used to assist it in the evaluation of director or executive compensation and the sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors and the Company will provide appropriate funding for the compensation of any such advisors. The Compensation Committee may form and delegate authority to subcommittees when appropriate.

The Compensation Committee administers the ESPP, our Cash Value Added Incentive Compensation Plan (the “CVA Plan”), our 1998 Incentive Stock Plan (the “1998 Plan”), the 2003 Plan and all other incentive-compensation or equity-based plans in which our executive officers may participate which we may adopt from time to time. The Compensation Committee is also responsible for reviewing and discussing with the Company’s management the “Compensation Discussion and Analysis” set forth below and preparing the “Compensation Committee Report” set forth on page 18 of this proxy statement.

The Compensation Committee held 3 meetings during 2006 and took 3 actions by written consent. In February 2007, the Compensation Committee recommended to the Board that its charter be amended and restated. The new Compensation Committee charter was approved by the Board and contains revised Committee responsibilities in light of the recently adopted SEC compensation disclosure rules. These revised responsibilities are reflected in the discussion above.

The “Compensation Discussion and Analysis” section below further discuss the Compensation Committee’s responsibilities and actions.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

The Compensation Committee is primarily responsible for and works with the Chief Executive Officer to establish the Company’s executive compensation philosophy, policies and programs. The primary objective of the Company’s executive compensation philosophy is to attract, motivate and retain executives who possess the high quality skills and talent necessary to lead and, where appropriate, transform the Company’s business. Our policy also seeks to foster a performance oriented environment by directly linking a significant part of each executive officer’s total compensation to the Company results that will create stockholder value in both the short and long term. The Compensation Committee and the Chief Executive Officer have developed and implemented compensation policies in order to ensure that the objectives of the compensation philosophy of the Company are attained. See “Compensation Policies” below.

Our Chief Executive Officer, John Bucksbaum, has consistently advised, and the Compensation Committee has agreed, that additional compensation is unnecessary to align his interests with the interests of our stockholders as a result of his significant direct and indirect ownership of the Company’s common stock. Accordingly, as a result of the unique position of our Chief Executive Officer, our philosophy and policies, other than transparency and alignment of interests with our stockholders, do not apply to the compensation of our Chief Executive Officer. See “Compensation of John Bucksbaum” below.

Compensation Committee Actions

In the latter part of 2006 the Compensation Committee undertook a review of the Company’s compensation philosophy and policies. The process of reviewing the Company’s compensation philosophy did not fundamentally alter the philosophy or policies of the Company utilized in establishing 2007 compensation; rather, it documented and refined the strategy previously followed by the Company in establishing 2006 compensation. Certain changes were made, however, in the programs used to implement the Company’s objectives. The Compensation Committee expects to review the Company’s compensation philosophy, policies and programs annually and confirm that they continue to achieve the Company’s goals. The Compensation Committee charter was also reviewed and was amended and restated effective as of February 23, 2007 to clarify the Compensation Committee’s authority and responsibilities with respect to the Company’s compensation strategy and the compensation of its executive officers. The Compensation Committee recommended, and the Board approved, the amendments to the ESPP. See “Proposal 2—Approval of Amendment and Restatement of the Employee Stock Purchase Plan.”

In conjunction with its review of the Company’s philosophy and policies, and in establishing 2007 compensation, the Compensation Committee considered the compensation and stock ownership of each of the executive officers. Tally sheets that included each individual element of compensation, total compensation, the value of all equity awards granted since starting with the Company, the total number of shares of GGP stock owned and the value of such stock were reviewed for each executive officer. The Compensation Committee also reviewed certain benchmarking data, the impact and compliance requirements of Section 162(m) of the Internal Revenue Code and the stock ownership guidelines of the Benchmark Companies (as defined below), each of which are discussed further below. Finally, the Company’s financial performance was reviewed.

The Compensation Committee reviewed the 2006 compensation paid and the 2007 compensation to be paid to the executive officers of the Company. When considering any individual element of an executive officer’s total compensation, the Compensation Committee takes into consideration the aggregate amounts and mix of the executive officer’s compensation, including equity awards granted. Based on this review, the Compensation Committee concluded that the payments of cash and awards of equity in 2006 and 2007 discussed below were reasonable and are consistent with the Company’s compensation philosophy and policies. In reaching this conclusion, the Compensation Committee determined that the total compensation of each of the Company’s Chief Financial Officer and President relative to the comparable overall compensation of the Benchmark Companies should reflect the exceptional value provided to the Company by each of these executive officers.

Compensation Policies

The key compensation policies applicable to the Company’s executive officers are as follows:

Compensation Must Be Transparent.   The Company’s executive compensation program consists of four elements: base salary, cash bonus awards, threshold vesting stock options (“TSOs”) granted under the 1998 Plan and restricted stock and stock options granted under the 2003 Plan. The foregoing cash and equity components of our compensation program are intended to be transparent and easily identifiable. We do not have any employment, severance or change-in-control agreements with our executive officers. However, the 1998 Plan and the 2003 Plan each provide that upon a change in control all unvested restricted stock and unvested options shall immediately become vested. We do not provide defined benefit pension benefits to our employees, nor do we provide supplemental pension benefits to our executive officers. We do not gross up any compensation for tax purposes. We had a deferred compensation program that was frozen in 2006. Except in very limited circumstances, we do not provide perquisites or other benefits to our executive officers that are not available to all of our employees.

Total Compensation Should Be Competitive.   Competitiveness of the Company’s compensation is one of the factors considered in establishing compensation. Total compensation takes into account comparable companies’ overall compensation and the compensation practices of our Peer Companies (as defined below) and other companies with which GGP competes for talent (as defined below, together with the Peer Companies, the Benchmark Companies). However, the Company does not have a specified competitive pay objective (e.g., 75th percentile) relative to the Benchmark Companies. In certain circumstances, total compensation should exceed comparable overall compensation of the Benchmark Companies.

Compensation Must Be Commensurate With Value To The Company And The Proportion Of Equity Should Increase As Value Increases.   Total compensation is higher for individuals with greater responsibility and greater ability to influence the Company’s achievement of targeted results and strategic initiatives. As position and responsibility increases, the proportion of an executive officer’s total compensation that varies with individual executive and Company performance objectives increases. Equity-based compensation is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term stock appreciation.

Executive Officers Should Think Like GGP Stockholders.   Executive officers should act in the interests of GGP stockholders and we believe that an equity stake effectively aligns executive officer and stockholder interests and provides proper motivation for enhancing stockholder value. We do this through the award of annual TSOs and the award of other long term stock based compensation. In addition, we have an employee stock purchase plan that enables all employees to purchase GGP stock at a discount through payroll deductions and a 401(k) plan under which all employees can invest in GGP stock.

Executive Stock Ownership.   The Company does not have an executive officer stock ownership policy or guideline. The Compensation Committee reviewed the policies of the Benchmark Companies and the executive officers’ current level of ownership of GGP common stock. Generally, the named executive officers own substantially more GGP common stock than is required under any of the Benchmark Companies policies. As a result, the Compensation Committee concluded that a policy was not necessary to induce the executive officers to own, or increase their ownership of, GGP common stock.

Role of Executives in Establishing Compensation

The Chief Executive Officer plays a significant role in the compensation setting process. Given his knowledge of the Company’s executive officers and the Company’s business, the Compensation Committee believes that the Chief Executive Officer is an integral part of the process and therefore relies heavily on the Chief Executive Officer. The most significant aspects of his role include: evaluating the performance of the executive officers, establishing performance goals under the CVA Plan and advising the Compensation Committee with respect to attainment of such goals, recommending the base salary levels of the executive officers, the aggregate number of TSOs to be granted under the Company’s 1998 Plan and the option and restricted awards under the Company’s 2003 Plan. The Chief Executive Officer also regularly participates in Compensation Committee meetings to provide this information.

Benchmarking of Compensation

Benchmarking data was one of the factors considered by the Compensation Committee during the review of the Company’s compensation philosophy and policies and in establishing compensation of the executive officers for 2007. The Compensation Committee determined that a review of information regarding compensation practices of the other companies with which GGP competes for executive talent was necessary to determine whether our compensation practices are competitive in, and reasonable as compared to, the marketplace.

Accordingly, the total compensation, and the components thereof, paid to our named executive officers were compared to the compensation paid by a group of Benchmark Companies, as well as companies included in Real Estate Investment Trust (“REIT”) survey data and general industry data. We also compared the aggregate equity compensation awarded to our named executive officers to that awarded to the executive officers in the Benchmark Companies for certain historical periods. Compensation of the other executive officers was compared to the REIT survey data, the general industry data, and to executive officers in the Benchmark Companies when the reported officers included a comparable position.

The Benchmark Companies were composed of the other REITs that had previously been included in our peer group used for the annual five-year cumulative total stockholder return comparison, plus certain other specified companies. These “Peer Companies” were:

CBL & Associates Properties, Inc.

Glimcher Realty Trust

Pennsylvania Real Estate Investment Trust

Simon Property Group, Inc.

Taubman Centers, Inc.

The Macerich Company

The Mills Corporation

The other specified companies were: Developers Diversified Realty Corporation, Equity Office Properties Trust, Equity Residential, Kimco Realty Corporation, and Vornado Realty Trust.

The REIT survey data was derived from two sources, the CEL & Associates, Inc. 2006 Real Estate Compensation Survey and the 2006 NAREIT Compensation and Benefits Survey. The general industry data was derived from the 2006/2007 Watson/Wyatt Survey Report on Top Management Compensation (where we used data reported for companies with 2,000 to 10,000 employees) and the 2006 William M. Mercer Finance, Accounting and Legal Compensation Survey (where we used data reported for companies with 2,000 to 10,000 employees). This information was prepared for the Compensation Committee by management of the Company.

Additionally, the Compensation Committee considered the Company’s performance relative to that of the S&P 500, the NAREIT All Equity REIT Index and to the Peer Companies. The Company’s total stockholder return has out performed each of these groups in the last five years. Assuming the investment of $100 on January 1, 2002 (and the reinvestment of dividends thereafter), total return at December 31, 2006 was: $496.44 for GGP, $134.98 for the S&P, $283.73 for the NAREIT All Equity Index and $367.86 for the Peer Companies.

Elements of Compensation

Each of the elements of compensation is described below.

Base Salary.   The Compensation Committee reviews annually the Chief Executive Officer’s recommendation with regard to the base salaries of the Company’s other executive officers. When reviewing base salaries, the Compensation Committee considers individual and corporate performance in the prior year, the importance of the individual to the execution of the Company’s strategic plans, prior experience, and breadth of knowledge and internal pay equity. As noted above, the Compensation Committee uses peer group and other market data to test for reasonableness and competitiveness of base salaries, but also exercises subjective judgment in view of its compensation objectives.

In February 2006 and 2007, based on the recommendations of the Chief Executive Officer and the factors described above, the Compensation Committee set the base salaries of each of the named executive officers as follows:

	2006 Salary	2007 Salary
Robert Michaels President and Chief Operating Officer	$900,000	$1,000,000
Bernard Freibaum Executive Vice President and Chief Financial Officer	$1,000,000	$1,000,000
Jean Schlemmer Chief Corporate Development Officer	$525,000	$550,000
Thomas D’Alesandro Senior Vice President, Development	$465,000	$490,000

For 2006, the base salary of the President and Chief Operating Officer and the Chief Corporate Development Officer were increased approximately 12% and 23%, respectively, from 2005 and the base compensation of the Chief Financial Officer and the Senior Vice President, Development were not changed. For 2007, the base salary of the President was increased 11% and the base salary of the Chief

Corporate Development Officer and the Senior Vice President, Development were each increased approximately 5%, while the base salary of the Chief Financial Officer was maintained. The average total increase in the base salaries of the executive officers in 2006 and 2007 was 7.8% and 5.6%, respectively.

Cash Bonuses.   Our compensation program includes the periodic awards of discretionary cash bonuses to our executive officers, which are recommended by the Chief Executive Officer and approved by the Compensation Committee. The award of these discretionary cash bonuses is based on subjective factors, which may include job responsibilities undertaken, efforts expended on behalf of the Company and substantial extraordinary contribution to the financial success of the Company. Discretionary cash awards may be used in lieu of equity awards to provide additional compensation. In 2006, Mr. D’Alesandro received the second installment of a signing bonus awarded to him as part of the incentives given to attract him to the Company in 2005. In February 2007, in recognition of 2006 performance, and after considering the substantial equity awards granted to, and the common stock owned by, each of Messrs. Michaels and Freibaum, Messrs. Michaels and Freibaum were each awarded a cash bonus of $1,000,000 in lieu of certain additional equity awards.

CVA Plan and TSOs.   The performance-based annual bonus element of our compensation program is comprised of both cash and stock options. The annual cash bonus is paid pursuant to the CVA Plan, which was originally established in 1998. The CVA Plan is designed to reward participants for their contribution to the achievement of annual corporate performance goals. In general, “cash value added” or “CVA” is determined to be the excess of net operating income over a capital charge that is intended to represent the return expected by the providers of the Company’s capital. The Compensation Committee is authorized to designate participants in these components of our program and, as a result, in addition to our executive officers (other than the Chief Executive Officer), approximately 3,500 of the Company’s employees are also participants in the CVA Plan.

The CVA Plan provides a target incentive award generally ranging from between 1% and 50% of salary for all participants, with the target for executive officers generally equal to the top of that range. The target for each of the named executive officers for 2006 was 50%. Under the CVA Plan, the annual cash bonus award for an executive officer for a particular year is equal to base salary times the target incentive award (i.e., 50%), times the Company’s performance factor. For executive officers, the Company’s performance factor is determined solely by reference to the amount of improvement or deterioration in CVA measured against established targets based, in part, on prior Company performance. The Company performance factor calculation will produce an amount in excess of the target incentive award if such performance factor exceeds targeted CVA and will produce an amount which is less than the target incentive award if such performance factor is less than targeted CVA.

The CVA Plan provides the opportunity for enhanced bonuses, but also uses a “bonus bank” feature to ensure that increases in CVA are sustained before extraordinary bonus awards are paid out. Each year, two-thirds of any annual bonus award in excess of 125% of the target incentive award is added to the outstanding bonus bank balance. The bonus paid to a participant is equal to the annual bonus award for the year, up to a maximum of 125% of the target incentive award. In addition, amounts added to the bonus bank in any year generally are paid in equal installments over the following two years. None of the executive officers currently have any amounts in a bonus bank.

The targets and the Company performance factor for 2006 were recommended by the Chief Executive Officer and approved by the Compensation Committee. During each of the last five years, the performance factor was as follows: 2005: 1.072; 2004: 1.03; 2003: 0.782; 2002: 0.882; and 2001: 0.964. When the performance factor was established for 2006, it was substantially likely that cash bonuses would be paid to the executive officers in a range consistent with the prior five years. In 2006, the performance factor was 1.10 and it exceeded targeted CVA. As a result, as indicated in the “Executive Compensation Summary—Summary Compensation Table” under the heading “Non-Equity Incentive Plan Compensation,” each of the named executive officers received more than 50% of their base salary as their 2006 CVA Plan cash bonus.

The 1998 Plan generally has been integrated with the CVA Plan. Under the 1998 Plan, the Compensation Committee is authorized to grant to certain employees of the Company who participate in the CVA Plan, its subsidiaries and affiliates stock incentive awards in the form of TSOs. All of our executive officers are eligible to receive TSOs under the 1998 Plan. The 1998 Plan was approved by th stockholders of the Company. The purpose of the TSOs is to provide additional incentive compensation to participants by relating the financial reward of such participants to the increase in the value of the Company realized by its stockholders. In a particular year, the aggregate number of TSOs to be granted under the 1998 Plan is established by the Compensation Committee, based upon the recommendation of the Chief Executive Officer. The number of TSOs to be granted to an executive officer was then determined by:

•       calculating the executive officer participant’s annual bonus award under the CVA Plan;

•       calculating the annual bonus awards under the CVA Plan for all CVA Plan participants eligible to receive TSOs;

•       determining the executive officer participant’s percentage of the aggregate annual bonus awards under the CVA Plan for all CVA Plan participants eligible to receive TSOs and multiplying such percentage by two; and

•       multiplying the executive officer participant’s resulting percentage times the total number of TSOs to be awarded to determine the number of TSOs to be awarded to the participant.

The vesting of a TSO is intended to occur following long-term appreciation in the Company’s common stock price. Accordingly, a TSO vests after the fair market value of a share of our common stock has sustained a target price level for at least 20 consecutive trading days within the five-year period following the date of grant of the option. The target price level which triggers vesting of the TSOs is generally equal to a price which assumes a 7% per year appreciation in the value of our common stock from the date of grant during the five-year term of the option. Until January 1, 2007, fair market value was based on the average of the high and low trading price of our common stock on the applicable date. During the latter part of 2006, the Compensation Committee recommended, and the Board of Directors approved, effective January 1, 2007, an amendment to each of the 1998 Plan and 2003 Plan. The amendments change the definitions of fair market value in each of these plans to the closing price on the relevant date. The definition of fair market value was modified to be consistent with the valuation methodology for the exercise price of option grants used for disclosure purposes.

TSOs are granted at the Compensation Committee’s regularly scheduled February meeting following completion of the plan year. In February 2007, the aggregate number of TSOs that were granted under the 1998 Plan based on 2006 annual cash bonuses under the CVA Plan was 1,400,000. Each of the named executive officers were granted the following number of TSOs: Mr. Michaels: 33,613; Mr. Freibaum: 37,347; Ms. Schlemmer: 19,607; and Mr. D’Alesandro: 13,893. These TSO’s will vest when the closing price of our common stock has been $92.30 for twenty (20) consecutive trading days and will expire in February 2012 if vesting does not occur prior to that date.

Compensation under the 1998 Plan is intended to reinforce the attainment of annual performance goals while encouraging sustained profitable long-term growth. We believe that the 1998 Plan accomplishes this by providing a portion of annual compensation in options to purchase common stock, the vesting of which is tied directly to a sustained increase in the market value of our common stock. By doing so, the 1998 Plan aligns the interests of our executive officers with those of our stockholders.

Other Equity Awards.   The fourth and final element of our executive compensation program consists of periodic grants of stock, stock options and restricted stock under the 2003 Plan, which was approved by the stockholders of the Company. Stock option and restricted stock awards under the 2003 Plan are an important element of our compensation program and are generally made to our executive officers in order to ensure that a significant portion of total compensation is dependent on long-term stock price appreciation. Awards under the 2003 Plan have also been made to recognize value to the Company and exceptional contributions. The Chief Executive Officer recommends awards under the 2003 Plan to the Compensation Committee. In approving an award, the Compensation Committee may consider subjective factors such as job responsibilities undertaken and efforts expended on behalf of the Company, contributions to the Company and leadership qualities. Alternatively, the Compensation Committee might consider whether a base salary adjustment was not made in a particular year because additional equity was determined to be more consistent with the Company’s compensation philosophy and policies. Awards under the 2003 Plan are generally made at the Compensation Committee’s regularly scheduled February meeting, but are also made upon the recommendation of the Chief Executive Officer at other times during the year.

During 2006, the Compensation Committee awarded an aggregate of 1,270,000 options to our executive officers under the 2003 Plan for 2005 performance. Options granted to the named executive officers under the 2003 Plan in 2006 are included in: “Executive Compensation—Grants of Plan-Based Awards.” Options granted to the executive officers in 2006 have an exercise price equal to the fair market value of the common stock on the date of grant (as defined in the 2003 Plan, the average of the high and low closing price on the date of grant for 2006). Except for options granted to Messrs. Michaels and Freibaum, as described below, these options are for five-year terms and vest in 20% increments commencing on the date of grant. Almost all options granted in 2006 under the 2003 Plan were non-qualified stock options.

In addition, during 2006, awards of an aggregate of 99,000 shares of restricted stock were made to our executive officers under the 2003 Plan for 2005 performance. See “Executive Compensation—Grants of Plan-Based Awards.” Generally, these shares of restricted stock vest in thirds, commencing on the date of grant.

In February 2007, in recognition of performance during 2006, the Compensation Committee awarded an aggregate of 1,205,000 options to our executive officers under the 2003 Plan. Each of the named executive officers were granted the following number of options: Mr. Michaels: 100,000; Mr. Freibaum: 100,000; Ms. Schlemmer: 100,000, and Mr. D’Alesandro: 50,000. The options granted have an exercise price equal to the closing price on the date of grant. The options granted to Messrs. Michaels and Freibaum are exercisable in full on the first anniversary of the date of grant. The options granted to all of our other executive officers are for five year terms and vest in 20% increments commencing on the date of grant. The Compensation Committee also awarded an aggregate of 87,500 shares of restricted stock to our executive officers. Each of Ms. Schlemmer and Mr. D’Alesandro were awarded 10,000 shares of restricted stock. These shares of restricted stock vest in 20% increments commencing on the first anniversary of the date of grant.

In addition, in lieu of awarding Messrs. Michaels and Freibaum an option award similar in size to prior years, the Compensation Committee accelerated the vesting of all options previously granted to Messrs. Michaels and Freibaum under the 1993 Plan and the 2003 Plan, so that all such options are now fully exercisable. As a result, the vesting of 345,000 options held by Mr. Michaels and 360,000 options held by Mr. Freibaum was accelerated.

Impact of Regulatory Requirements on Compensation

Section 162(m). The Compensation Committee has considered the anticipated tax treatment to the Company and our executive officers of various payments and benefits.

The Committee has determined not to limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. As a result of the Company’s status as a REIT, this determination has not yet affected the Company because distributions to stockholders have exceeded taxable income. The Compensation Committee will monitor the impact to the Company and consider whether any changes in the Company’s programs are warranted. However, the Compensation Committee may continue to approve compensation that does not meet the requirements of Section 162(m) if necessary to ensure competitive levels of total compensation for the executive officers.

FAS 123(R). Beginning on January 1, 2006, the Company began accounting for stock-based payments in accordance with the requirements of FASB Statement 123 (R). The adoption of FAS 123(R) has not impacted any of the Compensation Committee’s decisions with respect to executive compensation.

Compensation of John Bucksbaum

The compensation of our Chief Executive Officer was originally established at a subjective level prior to the Company’s initial public offering in 1993, and has not been adjusted since 1999. Although the Compensation Committee would have approved increases in the Chief Executive Officer’s annual compensation during this eight year period, John Bucksbaum has consistently declined the award of additional compensation. Through Mr. Bucksbaum’s direct ownership of our common stock as well as the interests he and his family have as beneficiaries of trusts which are direct and indirect owners of both our common stock and interests in the Operating Partnership, he receives, directly and indirectly, dividends and stock price appreciation that align his interests with the interests of our stockholders. The Compensation Committee recognized the unique position occupied by John Bucksbaum by virtue of the combined direct and indirect beneficial ownership by John and the Bucksbaum family of approximately 21.2% of our common stock, including shares of common stock issuable upon conversion of the common units of limited partnership interest in the Operating Partnership. See “Other Information—Common Stock Ownership of Certain Beneficial Owners,” and “Other Information—Equity Ownership of Management.” John Bucksbaum believes, and the Compensation Committee concurs, that additional compensation would not better align John Bucksbaum’s interests with the interests of our stockholders. Accordingly, the compensation paid to John Bucksbaum during 2006 does not reflect the Compensation Committee’s judgment with respect to the value the Chief Executive Officer provides to the Company.

Compensation Committee Report

We, the undersigned members of the Compensation Committee, have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the GGP Annual Report on Form 10-K for the year ended December 31, 2006.

Respectively submitted by the Compensation Committee,
Alan Cohen (Chair)
Adam Metz
John Riordan
Beth Stewart

Summary of Cash and Certain Other Compensation

The following tables set forth information regarding the compensation of our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated officers (the “named executive officers”) who served in such capacities during the year ended December 31, 2006.

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation($)(2)	All Other Compensation ($)		Total($)
John Bucksbaum	2006	$225,000	—	—	—	—	$12,200	(3)	$237,200
Chief Executive Officer	2005	$225,000	—	—	—	—	$12,700		$237,700
	2004	$225,000	—	—	—	—	$11,938		$236,938
Robert Michaels	2006	$898,077	$1,000,000	$769,912	$1,526,528	$496,527	$61,789	(4)	$4,752,833
President and Chief	2005	$800,000	—	$1,120,299	$998,073	$428,800	$68,116		$3,415,288
Operating Officer	2004	$700,000	—	$630,601	$218,168	$361,412	$53,888		$1,937,069
Bernard Freibaum	2006	$1,000,000	$1,000,000	$769,912	$1,678,880	$551,696	$11,000	(5)	$5,011,488
Executive Vice President	2005	$1,000,000	—	$1,746,701	$1,243,905	$536,001	$11,500		$4,538,107
and Chief Financial Officer	2004	$900,000	—	$1,735,401	$351,965	$464,672	$11,250		$3,463,288
Jean Schlemmer	2006	$523,077	—	$472,550	$466,588	$289,641	$11,000	(6)	$1,762,856
Chief Corporate	2005	$425,000	—	—	$238,309	$227,800	$15,680		$906,789
Development Officer	2004	$375,000	—	—	$61,419	$193,613	$32,624		$662,656
Thomas D’Alesandro(7)	2006	$465,000	$79,800	$157,517	$133,755	$256,539	$151,931	(8)	$1,244,542
Senior Vice President,
Development

(1)          This amount represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123 (R), of awards and options pursuant to the Company’s 1993 Plan, 1998 Plan and 2003 Plan and thus includes amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount are set forth in footnote 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007.

(2)          Non-Equity Incentive Plan Compensation represents amounts earned under the CVA Plan for the year shown that are paid in the following year. See “Compensation Discussion and Analysis” for a description of the CVA Plan.

(3)          This amount represents the sum of the Company’s 401(k) matching contribution of $11,000 and reimbursement of certain automobile expenses of $1,200.

(4)          This amount represents the sum of dividends on restricted stock of $30,463, the Company’s 401(k) matching contribution of $11,000, and reimbursements of certain travel expenses deemed to be personal expenses of $20,326.

(5)          This amount represents the Company’s 401(k) matching contribution and does not include restricted stock dividends as a result of the election made by Mr. Freibaum under Section 83(b) of the Internal Revenue Code.

(6)          This amount represents the Company’s 401(k) matching contribution.

(7)          Mr. D’Alesandro was first employed by the Company on April 1, 2005 and first became a named executive officer in 2006.

(8)          This amount represents the sum of moving expense reimbursements of $124,131, dividends on restricted stock of $16,800, and the Company’s 401(k) matching contribution of $11,000.

Plan Based Awards

The following table provides information on stock options granted and restricted stock awarded pursuant to the Company’s 1998 Plan and 2003 Plan to the named executive officers in 2006.

Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target ($)(1)	All Other Stock Awards: Number of Shares of Stock (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)(3)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards
John Bucksbaum	—	—	—	—		—	—	—
Robert Michaels	2/6/2006	$450,000	—	34,317	(4)	$50.47	$50.66	$223,232
	2/6/2006		—	300,000	(5)	$50.47	$50.66	$2,319,570
	2/6/2006		20,000	—		—	—	$1,009,400
Bernard Freibaum	2/6/2006	$500,000	—	42,896	(4)	$50.47	$50.66	$279,038
	2/6/2006		—	300,000	(5)	$50.47	$50.66	$2,319,570
	2/6/2006		20,000	—		—	—	$1,009,400
Jean Schlemmer	2/6/2006	$262,500	—	18,231	(4)	$50.47	$50.66	$118,593
	1/3/2006		—	100,000	(5)	$47.255	$48.28	$723,940
	1/3/2006		10,000	—		—	—	$472,550
Thomas D’Alesandro	2/6/2006	$232,500	—	14,960	(4)	$50.47	$50.66	$97,315
	1/3/2006		10,000	—		—	—	$472,550

(1)          Represents the amounts that could be earned under the CVA Plan for 2006. Note that amounts paid under the CVA Plan can be greater or less than the targeted amount. See “Compensation Discussion and Analysis”.

(2)          The stock awards listed for each of the named executive officers were awarded pursuant to the 2003 Plan. The awards made to Messrs. Michaels and Freibaum vest one-third on each of the grant date and the second and third anniversaries of the grant date. The award made to Ms. Schlemmer vested fully upon the grant date. The award made to Mr. D’Alesandro vests one-third on each of the first, second and third anniversaries of the grant date.

(3)          The Option Exercise Price is equal to the average of the high and low per share price of our common stock on the date of grant. Effective January 1, 2007, the 1998 Plan and the 2003 Plan were amended to change the definitions of fair market value in each of these plans to the closing price on the date of grant.

(4)          The option grant listed for each of the named executive officers consists of threshold-vesting stock options (“TSOs”) granted pursuant to the 1998 Plan which vest if shares of our common stock attain and sustain a threshold market price of $70.79 per share for at least 20 consecutive trading days at any time over the five years following the date of grant. None of these TSOs have vested as of March 16, 2007, and, once vested, the TSOs are exercisable for only 30 days.

(5)          The option grant listed for each of the named executive officers was granted pursuant to the 2003 Plan and vests in increments of one-fifth on each of the grant date and the first through fourth anniversaries of the grant date.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on outstanding stock options and restricted stock held by the named executive officers at December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(1)
John Bucksbaum	—	—	—	—		—	—
Robert Michaels	30,000	30,000	$16.77	2/4/2013	(2)	13,333	$696,383
	135,000	90,000	$30.94	2/11/2009	(2)
	120,000	180,000	$35.41	2/9/2010	(2)
	—	34,317	$50.47	2/6/2011	(4)
	60,000	240,000	$50.47	2/6/2011	(2)
Bernard Freibaum	—	5,961	$16.77	2/4/2013	(2)	13,333	$696,383
	—	54,039	$16.77	2/4/2013	(2)
	—	120,000	$30.94	2/11/2009	(2)
	—	180,000	$35.41	2/9/2010	(2)
	—	42,896	$50.47	2/6/2011	(4)
	—	240,000	$50.47	2/6/2011	(2)
Jean Schlemmer	23,700	—	$13.58	2/5/2012	(3)	—	—
	31,000	9,000	$16.77	2/4/2013	(3)
	33,000	22,000	$30.94	2/11/2009	(3)
	20,000	30,000	$35.41	2/9/2010	(3)
	—	18,231	$50.47	2/6/2011	(4)
	20,000	80,000	$47.26	1/3/2011	(3)
Thomas D’Alesandro	20,000	80,000	$37.33	4/26/2010	(5)	10,000	$522,300
	—	14,960	$50.47	2/6/2011	(4)

(1)          This amount represents the value of the shares of Common Stock that have not vested based on the closing price per share of our common stock on the New York Stock Exchange on December 29, 2006 ($52.23).

(2)          This award was granted pursuant to either the 1993 Plan or the 2003 Plan and, as of February 23, 2007, was fully vested.

(3)          This award was granted pursuant to either the 1993 Plan or the 2003 Plan and vests in increments of one-fifth on each of the grant date and the first through the fourth anniversaries of the grant date.

(4)          This award represents TSOs granted pursuant to the 1998 Plan which vest if shares of our common stock attain and sustain a threshold market price of $70.79 per share for at least 20 consecutive trading days at any time over the five years following the date of grant.

(5)          This award was granted pursuant to the 1993 Plan and vests in increments of one-fifth commencing on the first anniversary of the grant date.

Option Exercises and Stock Vested

The following table provides information on option exercises under all plans during 2006 by each of the named executive officers and restricted stock that vested during 2006.

Option Exercises and Stock Vested Table

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John Bucksbaum	—	—		—	—
Robert Michaels	148,923	$4,270,559	(2)	6,667	$337,750
Bernard Freibaum	337,186	$6,518,765	(3)	6,667	$337,750
Jean Schlemmer	53,194	$1,538,809	(4)	10,000	$482,800
Thomas D’Alesandro	—	—		—	—

(1)          This amount represents the closing price per share of our common stock on the New York Stock Exchange on the exercise date, multiplied by the number of shares exercised.

(2)          This amount represents the difference between the option exercise price and the closing price per share of our common stock on the New York Stock Exchange on the exercise date, multiplied by the number of shares exercised, except with respect to 28,923 shares awarded to Mr. Michaels where the amount represents the difference between the option exercise price and the actual sales price of the shares sold on December 19, 2006.

(3)          This amount represents the difference between the option exercise price and the closing price per share of our common stock on the New York Stock Exchange on the exercise date, multiplied by the number of shares exercised.

(4)          This amount represents the difference between the option exercise price and the closing price per share of our common stock on the New York Stock Exchange on the exercise date, multiplied by the number of shares exercised, except with respect to 15,494 shares awarded to Ms. Schlemmer where the amount represents the difference between the option exercise price and the actual sales price of the shares sold on December 19, 2006.

Nonqualified Deferred Compensation

The Company has an Executive Deferred Compensation Plan which was frozen on December 31, 2006. Under the plan, named executive officers and certain other employees of the Company with compensation over a certain threshold could elect to defer all or a portion of their annual base salary and bonus. The plan is unfunded and the Company never made contributions to it. Contributions to the plan earn interest at a rate equal to the rate paid by the Company on its senior unsecured credit facility. Upon the termination of employment, death or disability of a participant, contributions are distributed to the participant, the participant’s heir or other designees. The following table provides the amount deferred by each of the named executive officers during 2006, the aggregate 2006 earnings and the balance held in the plan by such named executive officers at December 31, 2006.

Nonqualified Deferred Compensation Table

Name	Executive Contribution in Last Fiscal Year ($)		Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings In Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions	Aggregate Balance At Last Fiscal Year End ($)
John Bucksbaum	—		—	—	—	—
Robert Michaels	—		—	—	—	—
Bernard Freibaum	—		—	—	—	—
Jean Schlemmer	—		—	$10,813	—	$148,244
Thomas D’Alesandro	$37,200	(1)	—	$1,138	—	$38,338

(1)          This amount is included in the salary column of the Summary Compensation Table.

Change in Control Payments

None of our named executive officers are entitled to payment of any benefits upon a change in control of GGP, except that our 1993 Plan, 1998 Plan and 2003 Plan each provide that upon a change in control all unvested restricted stock and unvested options shall immediately become vested (unless the Compensation Committee determines otherwise).

As of March 16, 2007, the named executive officers hold the following shares of unvested restricted stock and unvested options that would become vested upon a change in control. The unrealized value of the shares of unvested restricted stock and the unvested options was calculated by multiplying the closing price per share of our common stock on the New York Stock Exchange on March 1, 2007 ($62.93) times the number of shares of unvested restricted stock and the number of unvested options, and in the case of unvested options, by reducing the product by the exercise prices thereof.

Unvested Restricted Stock and Options Table

Name	Number of Shares Underlying Unvested Restricted Stock (#)	Number of Shares Underlying Unvested Options (#)	Unrealized Value of Unvested Stock and Options ($)
John Bucksbaum	—	—	—
Robert Michaels	6,666	167,930	$847,081
Bernard Freibaum	6,666	180,243	$953,975
Jean Schlemmer	10,000	208,838	$2,699,303
Thomas D’Alesandro	16,666	148,853	$3,283,193

AUDIT RELATED MATTERS

Report of the Audit Committee

Management is responsible for the Company’s internal controls and the financial reporting process in compliance with Section 404 of the Sarbanes-Oxley Act. The independent public accountants are responsible for performing independent audits of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and the effectiveness of the Company’s internal control over financial reporting, and issuing a report on those financial statements as well as expressing opinions on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee monitors and oversees these processes.

In this context, the Audit Committee has reviewed and discussed the audited financial statements for fiscal 2006 with management and the independent public accountants. The Audit Committee also reviewed management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent public accountants’ report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has discussed with the independent public accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, which include, among other items, matters related to the conduct of the audit of the Company’s annual financial statements.

The Audit Committee has also received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent public accountants the issue of their independence from the Company and management. In addition, the Audit Committee has considered and concluded that the provision of non-audit services by the independent public accountants in 2006 is compatible with maintaining the public accountants’ independence.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

Respectfully submitted by the Audit Committee,
Thomas Nolan (Chair) Anthony Downs Adam Metz Beth Stewart

Auditor Fees and Services

The following table presents the fees paid by the Company to its independent auditors, Deloitte & Touche LLP, for the audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2006 and 2005 and fees billed for other services rendered by Deloitte & Touche LLP and its affiliates for those periods. Audit services consisted principally of the audits of the Company’s annual financial statements and internal controls over financial reporting, audits of certain consolidated affiliates of the Company, including The Rouse Company LP, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, consents and other services related to SEC matters. Audit-related services consisted principally of audits in connection with acquisitions, audits of the Company’s retirement savings plan, operating expense audits required by tenants of several of the Company’s properties and Sarbanes-Oxley Act Section 404 advisory services. Tax services consisted principally of preparation and compliance.

	2006	2005
Audit Fees	$5,023,200	$7,712,059
Audit-Related Fees	$539,300	$750,115
Tax Fees	$432,674	$681,670

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee charter requires the Audit Committee to pre-approve all auditing services and permitted non-audit services (including the fees and terms associated with such services) to be provided by independent auditors, subject to certain de minimis exceptions for non-audit services which are approved by the Audit Committee prior to the completion of the audit. Pre-approval is typically provided at regularly scheduled Audit Committee meetings, but the Audit Committee has delegated to its Chair the authority to grant pre-approval for specified matters between meetings as necessary, provided the matter is then presented to the full Audit Committee at the next scheduled meeting. The Audit Committee has granted pre-approval for routine and recurring audit, non-audit and tax services, in each case with fees less than $10,000, so long as the services are directly related to the performance of specifically pre-approved services and the performance and cost of each such service is promptly reported to the Audit Committee. Under the policies adopted by the Audit Committee, if the invoice for a previously approved service materially exceeds the estimated fee or range of fees, the Committee or its Chair must approve such excess amount prior to payment of the invoice and the Company’s independent auditors have been informed of this policy.

In pre-approving the services generating fees in 2006, the Audit Committee has not relied on the de minimis exception to the SEC pre-approval requirements applicable to audit-related, tax and all other permitted non-audit services.

EXECUTIVE OFFICER AND BENEFICIAL OWNER INFORMATION

Executive Officers

The executive officers of the Company are elected by the Board annually and are as follows:

Name	Age	Position
Matthew Bucksbaum	81	Chairman of the Board
John Bucksbaum	50	Chief Executive Officer
Robert Michaels	63	President and Chief Operating Officer
Bernard Freibaum	54	Executive Vice President and Chief Financial Officer
Jean Schlemmer	60	Chief Corporate Development Officer
Charles Lhotka	56	Chief Administrative Officer
Daniel Sheridan	43	Executive Vice President, Asset Management
Joel Bayer	43	Senior Vice President and Chief Investment Officer
Alexander Berman	47	Senior Vice President, GGP International
Thomas D’Alesandro	52	Senior Vice President, Development
Ronald Gern	48	Senior Vice President and Assistant Secretary
Melinda Holland	38	Senior Vice President, Business Development
Edmund Hoyt	55	Senior Vice President and Chief Accounting Officer
Sharon Polonia	44	Senior Vice President, Asset Management
Warren Wilson	56	Senior Vice President, Development
Robert Wyant	44	Senior Vice President, Asset Management

We refer you to “Proposal 1—Election of Class III Directors” below for biographical information concerning Messrs. Matthew Bucksbaum, John Bucksbaum, Robert Michaels and Bernard Freibaum. Biographical information concerning our other executive officers is set forth below.

Jean Schlemmer has served as Executive Vice President, Asset Management of the Company from April 2000 to December 2005, and has served as Chief Corporate Development Officer since January 1, 2006. In addition, Ms. Schlemmer has served and continues to serve as an officer of various of our subsidiaries and joint ventures.

Charles Lhotka has served as Chief Administrative Officer of the Company since 2005, Senior Vice President, Asset Management Administration of the Company from 2000 to 2005. Mr. Lhotka has been with the Company since 1974.

Daniel Sheridan has served as Executive Vice President, Asset Management of the Company since August 2004, Executive Vice President, Chief Administrative Officer from June 2003 to August 2004, and Chief Change and Administrative Officer from May 2002 to June 2003.

Joel Bayer has served as Senior Vice President and Chief Investment Officer of the Company since 2001, and Senior Vice President—Acquisitions of the Company from 1998 to 2001. Mr. Bayer previously served as an officer of various of our subsidiaries and joint ventures. Mr. Bayer is a director of Hillcrest Bank Florida.

Alexander Berman has served as Senior Vice President, GGP International of the Company since 2005, Senior Vice President, GGP Ventures of the Company from 2002 to 2005, and Senior Vice President, Capital Markets and Finance from 1999 to 2002.

Thomas D’Alesandro has served as Senior Vice President of Master Planned Communities from the time he joined the Company in April 2005 through December 2005, and has served as Senior Vice President, Development since January 1, 2006. From 2003 to April 2005, Mr. D’Alesandro was President and Chief Executive Officer of The Woodlands Development Company, a privately-held developer of a master planned community in Texas in which we have an ownership interest. Mr. D’Alesandro was Vice President of Terrabrook and General Manager of its Eastern Region from 1997 to 2003 where he was responsible for developing Reston, Virginia, a 7,400 acre master planned community.

Ronald Gern has served as Senior Vice President and Assistant Secretary of the Company, and as our general counsel, since December 1997. In addition, Mr. Gern has served and continues to serve as an officer of various of our subsidiaries and joint ventures. Mr. Gern is a member and former Chairman of the ICSC Law Conference Program Committee and a member of the American College of Real Estate Lawyers.

Melinda Holland has served as Senior Vice President, Business Development of the Company since 2000. Ms. Holland has been with the Company since 1995 and has held several positions in various areas of the Company, including Specialty Leasing, Strategic Partnerships and Asset Management.

Edmund J. Hoyt has served as Senior Vice President and Chief Accounting Officer of the Company since 2000. Mr. Hoyt has been with the Company since 1986 and has held a variety of positions in financial planning, accounting and controllership roles.

Sharon Polonia has served as Senior Vice President, Asset Management of the Company since 2000. Ms. Polonia has been with the Company since May 1998 and has held several positions in a variety of asset management and leasing roles.

Warren Wilson has served as Senior Vice President, Development of the Company, since January 2006 and Vice President and Director, New Business from January 2002 to January 2006.

Robert Wyant has served as Senior Vice President, Asset Management of the Company since 2000. Mr. Wyant has been with the Company since January 1997 and has held several positions in a variety of asset management and leasing roles.

Stock Ownership

The following two tables set forth information regarding beneficial ownership of our common stock by certain persons. The information presented in these tables is based upon the most recent filings with the SEC by these persons or upon other information that they have provided to us. Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person possesses sole or shared voting or investment power and options that are currently exercisable or exercisable within 60 days. Unless otherwise noted, we believe that the beneficial owners of common stock listed below have sole voting and investment power for all shares shown. The tables list the applicable percentage ownership based on 244,357,043 shares of common stock outstanding as of March 1, 2007. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 1, 2007 are deemed outstanding for the purpose of calculating the percentage ownership of the person holding these options, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.

Common Stock Ownership of Certain Beneficial Owners

The following table sets forth, as of March 1, 2007, certain information concerning each stockholder who is known by us to beneficially own more than 5% of our outstanding common stock.

Name and Address	Number of Shares Beneficially Owned	Approximate Percent of Class
General Trust Company, as trustee	59,548,616(1)	20.6%
300 North Dakota Avenue Suite 202 Sioux Falls, South Dakota 57104
FMR Corp.	27,816,111(2)	11.4%
82 Devonshire Street Boston, Massachusetts 02109
Davis Selected Advisers, L.P.	16,226,940(3)	6.6%
2949 East Elvira Road Suite 101 Tucson, Arizona 85706

(1)          Based on the holder’s amendment to Schedule 13G dated February 9, 2007 which discloses that these shares are held by the reporting person solely in its capacity as trustee of trusts. The beneficiaries of the trusts are members of the Bucksbaum family which, for purposes hereof, include the spouses and descendents of Martin, Matthew and Maurice Bucksbaum, including John Bucksbaum, Chief Executive Officer and a director of the Company. Included in the number of shares beneficially owned are 45,356,493 shares of common stock issuable upon conversion of limited partnership units in the Operating Partnership, as described under “Certain Relationships and Related Party Transactions.” These units are owned by a partnership whose general partners include various trusts for which General Trust Company serves as trustee, the beneficiaries of which are the same as described above in this footnote.

(2)          Based on the holder’s amendment to Schedule 13G dated February 14, 2007 which reports the beneficial ownership of 27,816,111 shares by it and certain affiliated entities and individuals, with sole voting power with respect to 1,625,347 of those shares and sole investment power with respect to all 27,816,111 shares.

(3)          Based on the holder’s amendment to Schedule 13G dated December 31, 2006.

Equity Ownership of Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 1, 2007 by each of our directors and nominees for election as directors, each of our named executive officers named and all of our directors and executive officers as a group.

	Number of Shares		Approximate
Directors and Executive Officers	Beneficially Owned		Percent of Class
Matthew Bucksbaum	3,824,568	(1)(2)	1.6%
John Bucksbaum	722,999	(1)(3)	*
Alan Cohen	18,442	(4)	*
Anthony Downs	61,504	(4)(5)	*
Bernard Freibaum	6,696,137	(6)(7)	2.7%
Adam Metz	32,500	(4)	*
Robert Michaels	2,032,294	(4)(7)	*
Thomas Nolan	11,500	(4)	*
John Riordan	15,569	(4)	*
Beth Stewart	27,845	(4)	*
Jean Schlemmer	355,563	(4)(7)	*
Thomas D’Alesandro	70,517	(4)	*
All directors and executive officers as a group (22 persons)	15,925,478	(8)	6.5%

*                    Represents less than 1% of our outstanding common stock.

(1)          This amount does not include shares of common stock beneficially owned by General Trust Company (see “Common Stock Ownership of Certain Beneficial Owners” above), except as set forth in Note 2 below.

(2)          This amount includes 2,766,209 shares beneficially owned by Mr. Bucksbaum and General Trust Company as co-trustees of the Martin Bucksbaum Marital GST Trust. However, this amount excludes 16,872 shares of common stock beneficially owned by Mr. Bucksbaum’s spouse and 794,125 shares of common stock beneficially owned by the Matthew and Carolyn Bucksbaum Family Foundation, as to which Mr. Bucksbaum disclaims beneficial ownership.

(3)          This amount does not include 18,994 shares of common stock beneficially owned by Mr. Bucksbaum’s spouse and 794,125 shares of common stock beneficially owned by the Matthew and Carolyn Bucksbaum Family Foundation, as to which Mr. Bucksbaum disclaims beneficial ownership.

(4)          This amount includes shares of our common stock that such person has the right to acquire within 60 days after March 1, 2007 pursuant to stock options awarded under our incentive stock plans. These amounts are as follows: Mr. Cohen, 10,000 shares; Mr. Downs, 2,500 shares; Mr. Metz, 2,500 shares; Mr. Michaels, 465,000 shares; Mr. Nolan, 10,000 shares; Mr. Riordan, 7,000 shares; Ms. Schlemmer, 134,000 shares; Ms. Stewart, 2,500 shares; and Mr. D’Alesandro, 45,000 shares.

(5)          This amount includes 10,404 shares beneficially owned by Mr. Downs as trustee of a trust for the benefit of his spouse.

(6)          This amount does not include an aggregate of 16,500 shares of common stock beneficially owned by Mr. Freibaum’s spouse, as to which Mr. Freibaum disclaims beneficial ownership.

(7)          This amount includes shares of our common stock that such person has pledged in accordance with the terms and conditions of a brokerage firm’s customary margin account requirements. These amounts are as follows:  Mr. Freibaum, 6,621,137 shares; Mr. Michaels, 1,093,784 shares; and Ms. Schlemmer, 186,478 shares.

(8)          This amount includes an aggregate of 1,385,189 shares of common stock that our directors and executive officers have the right to acquire within 60 days after March 1, 2007 pursuant to stock options awarded under our incentive stock plans, and an aggregate of 9,118,455 shares that our executive officers have pledged in accordance with the terms and conditions of a brokerage firm’s customary margin account requirements.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our common stock. Based solely on our review of the reports furnished to us, we believe that all of our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements during fiscal 2006, except that Sharon Polonia filed late one Form 4 with respect to a sale of a small number of shares she had previously purchased in the ESPP.

MATTERS TO BE VOTED UPON

Proposal 1—Election of Class III Directors

Our Board of Directors is currently comprised of ten members. Our bylaws divide the Board into three classes, as nearly equal in number as possible, with each class of directors serving a three-year term. The terms of office of the classes of directors expire in rotation so that one class is elected at each annual meeting for a full three-year term.

The Board of Directors, based on the recommendation of the Nominating & Governance Committee, has nominated John Bucksbaum, Alan Cohen and Anthony Downs for a term of office commencing on the date of this year’s annual meeting and ending on the date of the annual meeting in 2010. Each of Messrs. Bucksbaum, Cohen and Downs currently serves as a member of the Board of Directors.

The Board of Directors urges you to vote “FOR” the election of John Bucksbaum, Alan Cohen and Anthony Downs as Class III directors of the Company for terms of office ending in 2010. Proxies will be so voted unless a stockholder specifies otherwise in his, her or its proxy.

Each of the nominees has consented to serve as a member of the Board of Directors if he is re-elected. If any nominee is unable to serve if elected, it is intended that the proxies will be voted for the election of the other remaining nominees and may be voted for any substitute nominees. In no event will the proxies be voted for a greater number of persons than the number of nominees named.

The Board of Directors recommends that you vote “FOR” the election to the Board of each of the nominees named below.

Vote Required

The three nominees for Class III director with the most affirmative votes cast at the annual meeting, in person or by proxy, will be elected. Abstentions and broker “non-votes” are not counted as votes cast for purposes of, and therefore will have no impact on, the election of directors. Although the three nominees for Class III director with the most affirmative votes cast at the annual meeting will be elected as directors of the Company, our Corporate Governance Guidelines require any nominee for director at our annual meeting to tender his or her resignation for consideration by our Nominating & Governance Committee if a majority of the votes represented by shares of the Company that are outstanding and entitled to vote in the election are designated to be “withheld” from the nominee’s election. The Nominating & Governance Committee will then evaluate the best interest of the Company and its stockholders and recommend to the Board of Directors the action to be taken with respect to any tendered resignation.

Class III Director Nominees-Terms Expiring in 2010

John Bucksbaum, 50, has served as a director of the Company since 1992, and has served as our Chief Executive Officer since July 1999. In addition, Mr. Bucksbaum has served and continues to serve as a director and/or officer of various of our subsidiaries and joint ventures. Mr. Bucksbaum is a member of the board of trustees and the Executive Committee of the International Council of Shopping Centers (the “ICSC”) and has been named as the Chairman of the ICSC for the 2006 - 2007 term. Mr. Bucksbaum is a trustee of the University of California Real Estate Center, the University of Chicago Hospitals, the Urban Land Institute and the National Association of Real Estate Investment Trusts (“NAREIT”) and is a member of the National Realty Roundtable. He is a director of LaSalle Bank Corporation, LaSalle Bank N.A. and LaSalle Bank Midwest N.A. Mr. Bucksbaum is on the executive committee of the Zell/Lurie Real Estate Center at the Wharton School of the University of Pennsylvania. Mr. Bucksbaum also serves on the national boards of World T.E.A.M Sports, the United States Ski & Snowboard Team and USA Cycling. He is a member of the Young Presidents Organization. Mr. Bucksbaum is the son of Matthew Bucksbaum, the Chairman of the Board of the Company.

Alan Cohen, 46, has served as a director of the Company since 2001. Since March 2005, Mr. Cohen has been Vice President, Mobility Solutions, of Cisco Systems, Inc., a provider of Internet networking solutions. From October 2002 through March 2005, Mr. Cohen served as Vice President, Marketing of Airespace, Inc., a developer of wireless local area networks, which was acquired by Cisco Systems, Inc. From October 2001 through September 2002, he served as Vice President, Marketing of Tahoe Networks, Inc., a company specializing in networking infrastructure and operations solutions. From March 2000 to October 2001, Mr. Cohen served as Senior Director, Marketing, Service Provider Line of Business of Cisco Systems, Inc.

Anthony Downs, 76, has served as a director of the Company since 1993. Since 1977, Mr. Downs has been a Senior Fellow at The Brookings Institution, a private, non-profit policy research center, and a self-employed speaker and writer. Mr. Downs is a life trustee of the Urban Land Institute and is a director of the NAACP Legal and Education Defense Fund, Inc. He is currently a member of the Urban Land Institute, the Counselors of Real Estate, the Anglo-American Real Property Institute, the American Real Estate and Urban Economics Association, the American Economics Association, the National Academy of Public Administration and the American Academy of Arts and Sciences.

Continuing Directors

Class II Directors-Terms Expiring in 2008

Matthew Bucksbaum, 81, has served as a director of the Company since 1986 and as Chairman of the Board since July 1995. Mr. Bucksbaum previously served as a director and/or officer of various of our subsidiaries and joint ventures. Mr. Bucksbaum is an ex-officio trustee and former Chairman of the ICSC and is a member of the Urban Land Institute and NAREIT. Mr. Bucksbaum is also a life trustee and Chairman of the Aspen Music Festival and School and is a trustee of the Chicago Symphony Orchestra and Lyric Opera of Chicago. Mr. Bucksbaum is the father of John Bucksbaum, the Chief Executive Officer of the Company.

Bernard Freibaum, 54, has served as a director of the Company since August 2003 and as Executive Vice President and Chief Financial Officer of the Company since October 1993. In addition, Mr. Freibaum has served and continues to serve as a director and/or officer of various of our subsidiaries and joint ventures.

Beth Stewart, 50, has served as a director of the Company since 1993. Ms. Stewart has served as Chief Executive Officer of Storetrax, Inc., a Web-based company focused on the retail real estate sector, since August 2001 and as Chairman of the Board of Storetrax since October 1999. Since December 1992, Ms. Stewart has been President of Stewart Real Estate Capital, a real estate consulting and investment firm. Ms. Stewart is a director and a member of the Audit Committee of Avatar Holdings Inc., a Florida-based public home builder, and CarMax, Inc., a public new and used car retailer.

Class I Directors-Terms Expiring in 2009

Adam Metz, 45, has served as a director of the Company since November 2005. Mr. Metz is a co-founding partner of Polaris Capital LLC, which is in the business of owning retail real estate assets throughout the United States. Prior to the formation of Polaris Capital, Mr. Metz was Executive Vice President of Rodamco, N.A. from November 2000 through May 2002 when the assets of Rodamco, N.A. were sold to a group consisting of The Rouse Company (which was acquired by GGP in November 2004), Simon Property Group, Inc. and The Westfield Group. He currently serves on the board of directors of Chiasso, a privately-held retailer of home furnishings and accessories.

Robert Michaels, 63, has served as a director of the Company and as our President and Chief Operating Officer since 1995. In addition, Mr. Michaels has served and continues to serve as a director and/or officer of various of our subsidiaries and joint ventures. Mr. Michaels is an ex-officio trustee of the ICSC, a director of the Center for Urban Land Economics Research at the School of Business of the University of Wisconsin-Madison and a trustee of the University of South Dakota Foundation.

Thomas Nolan, Jr., 49, has been a director of the Company since April 2005. Since July 2004, Mr. Nolan has served as a Principal and as Chief Financial Officer of Loreto Bay Company, the developer of the Loreto Bay master planned community in Baja, California. From October 1984 through July 2004, Mr. Nolan held various financial positions with AEW Capital Management, L.P., a national real estate investment advisor, and from 1998 through 2004 he served as Head of Equity Investing and as President and Senior Portfolio Manager of The AEW Partners Funds. Mr. Nolan formerly served as a director and as Chairman of the Audit Committee of Bedford Property Investors, Inc., a public office property real estate investment trust.

John Riordan, 69, has served as a director of the Company since May 2003. Mr. Riordan is an ex-officio life trustee of the ICSC. From May 2001 through July 2003, Mr. Riordan was the Vice Chairman of the ICSC and, from January 1986 through May 2001, he served as President and Chief Executive Officer of the ICSC. He is immediate past Chairman of the Massachusetts Institute of Technology Center for Real Estate, where he was employed from January 2001 to July 2003. He is a director of Ivanhoe Cambridge, a private company which owns, manages and develops shopping centers in Canada and which is one of the Company’s joint venture partners.

Proposal 2—Approval of Amendment and Restatement of the Employee Stock Purchase Plan

We are asking our stockholders to approve the amendment and restatement of the ESPP. Under the rules of the New York Stock Exchange, a material revision to an equity compensation plan requires stockholder approval. If approved by our stockholders, the amendment and restatement of the ESPP will:

•       Provide for an additional 1,500,000 shares to be available for issuance.

Our Board of Directors recommends that our stockholders approve the increase in the number of shares of common stock available for issuance under the ESPP from one million five hundred thousand (1,500,000) shares to three million (3,000,000) shares. Our Board believes the ESPP plays an important role in our Company’s efforts to attract and retain employees of outstanding ability and encourages these individuals to take into account the long-term interest of our Company and our stockholders.

•       Permit all issuance under the plan to be effected electronically.

The use of electronic delivery of shares continues to increase, and an increasing number of shares are held in electronic form, rather than being evidenced by a physical certificate. The amendment of the ESPP will enable the Company to take advantage of technological advancements in share issuance procedures and the corresponding cost savings.

•       Change the waiting periods for employees to begin participating in the ESPP.

The amendment of the ESPP will require full-time employees (scheduled to work at least thirty-five (35) hours per week) to earn one month of service before being eligible to participate in the ESPP. The amendment will also require part-time employees (scheduled to work at least twenty (20) hours per week) to earn three months of service before being eligible to participate in the ESPP.

•       Change the procedures regarding the administrative mechanics of participating in the ESPP.

The amendment of the ESPP updates the procedures for enrolling, changing payroll deductions and terminating enrollment and clarifies the role of the administrator of the ESPP.

The Board is not proposing any other changes in the terms of the ESPP at this time.

The ESPP was originally approved by our Board of Directors in November 1998. The Board believes that the ESPP continues to play an important role in our efforts to attract employees of outstanding ability and encourages these individuals to take into account the long-term interests of the Company and our stockholders, and that the amendment furthers these objectives. Accordingly, the Board approved the amendment of the ESPP and provided that it will become effective upon approval of our stockholders. If the stockholders do not approve the amendment and restatement of the ESPP, employees will not be able to purchase any additional shares under the ESPP.

The following summary of the material terms of the ESPP incorporates the amendment. The summary is not complete, however, and is qualified by the terms of the ESPP, as it is proposed to be amended. For your convenience and reference, we have integrated the terms of the existing ESPP and the amendment into one amended and restated document which is attached to this proxy statement as Appendix A.

Purpose of the ESPP

The purpose of the ESPP is to assist employees of the Company (and its affiliates and subsidiaries) to acquire a stock ownership interest in the Company, to align employee and stockholder interests and provide additional motivation to enhance stockholder value by providing employees a continuing opportunity to purchase shares of common stock of the Company at a discount, through periodic offerings under the ESPP. The ESPP is not intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Shares Available Under the ESPP

If the amendment and restatement of the ESPP is approved by stockholders, the maximum aggregate number of shares of common stock available for issuance under the ESPP will be 3,000,000. As of March 16, 2007, 122,104 shares were available for future purchases under the ESPP.

ESPP Administration

The ESPP is administered by the Compensation Committee. Subject to the express provisions of the ESPP, the Committee interprets the ESPP, issues rules for administering the ESPP and makes all other determinations necessary or appropriate for administration of the ESPP. The Committee has the authority to delegate administration of the ESPP and has engaged Mellon Financial Services to administer the ESPP.

Eligibility

All employees of the Company, its affiliates and subsidiaries who are 18 years of age are eligible to participate in the ESPP, subject to the exceptions described in the following sentence. Full-time employees whose customary employment is at least thirty-five (35) hours per week are required to work one month before being eligible to participate in the ESPP. Employees whose customary employment is at least twenty (20) hours per week (but less than thirty-five) are required to work three months before being eligible to participate in the ESPP.

Offering Periods

In general, there are two offering periods of six (6) months duration (each an “Offering Period”) under the ESPP, with new Offering Periods commencing on January 1 and July 1 of each year. During each Offering Period, payroll deductions will be made and be held for the purchase of our common stock at the end of each Offering Period. The Compensation Committee may, in its discretion, establish other dates for offering periods under the ESPP.

Participation

Eligible employees may participate in the ESPP by enrolling in the ESPP during any open enrollment period. Open enrollment periods will be established by the Compensation Committee from time to time prior to each Offering Period.

Participation Levels and Limits

The ESPP generally permits a participant to purchase common stock through payroll deductions in amounts equal to between 1% to 10% of the participant’s compensation. Changes to payroll deductions may only be made during an open enrollment period.

On the first day of an Offering Period, each employee who has elected to participate in the ESPP is granted an option to purchase shares of our common stock. On the last day of the Offering Period, the participant is deemed to have exercised the option, at the option exercise price, to the extent of accumulated payroll deductions. However, no participant may be granted an option which permits his or her rights to purchase stock under all employee stock purchase plans of his or her employer corporation and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such shares of stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

Purchase Price

Under the terms of the ESPP, the purchase price is an amount equal to the lesser of 85% of the fair market value per share of our common stock on the first day of the Offering Period or 85% of the fair market value per share of our common stock on the last of the Offering Period. The fair market value of our common stock is the closing price as of such date as reported on the New York Stock Exchange.

Withdrawal from the ESPP

A participant shall have the right at any time to withdraw all or a portion of the shares of common stock credited to his or her account. A participant may at any time withdraw all of the funds held in the ESPP by notifying the Company, and there by cease participation in the ESPP. The Company shall pay the participant his or her cash balance without interest within three (3) days of such notice. A withdrawing participant may participate in subsequent Offering Periods under the ESPP by enrolling during a subsequent open enrollment period.

Termination of Employment

Termination of a participant’s employment for any reason other than death ceases his or her participation in the ESPP immediately. In such event, payroll deductions credited to the participant’s account may be withdrawn by the participant and, if not withdrawn within ninety (90) days following termination, will be refunded to such participant. In the case of the participant’s death during an Offering Period, the executor or administration of the deceased participant’s estate may elect to withdraw the balance in the participant’s account. If no election to withdraw is made, the balance in the deceased participant’s account will be used to purchase shares of common stock in accordance with the terms of the ESPP.

Amendment, Termination and ERISA Status

Stockholder approval of any amendment to the ESPP shall be obtained in the manner and to the degree required under applicable law or the rules of the stock exchange upon which our common stock is listed. Subject to the foregoing, the Board of Directors may, at any time, amend or terminate the ESPP. Upon the termination of the ESPP, all amounts in the accounts of affected participants shall be carried over into a successor plan or shall be promptly refunded without interest or deduction to the affected participants and all shares of common stock credited to participant accounts shall be forwarded to such participants.

The ESPP is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Adjustments in Case of Changes Affecting Shares

The number of shares of common stock authorized to be issued under the ESPP shall be adjusted proportionately in the event of any stock split, stock dividend, recapitalization, or other subdivision, combination or reclassification of the shares of our common stock, and shall be subject to such other adjustments as may be deemed equitable by the Compensation Committee.

Benefits Under the ESPP

Participation in the ESPP is voluntary and we cannot now determine the benefits to be granted in any plan period to any particular employee.

Certain Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences that will arise with respect to participation in the ESPP and with respect to the sale of shares of common stock acquired under the plan. The ESPP is not intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Code. The summary is not intended to be exhaustive and does not describe all federal, state or local laws. We cannot assure you that these laws and regulations will not change in the future.

A participant will not have income upon the grant of the option on the first day of the Offering Period. Upon exercise of the option as of the last day of the offering period, the amount by which the fair market value of the shares of stock purchased exceeds the purchase price (i.e., the “spread”) will be taxed as ordinary income to the participant and the Company will be entitled to a deduction in an equal amount, unless limited by Section 162(m) of the Code. The participant and the Company will also be subject to employment taxes (i.e., Social Security and Medicare taxes) on the spread.

Upon subsequent sales of the shares of common stock purchased under the ESPP, the participant may realize short-term or long-term capital gain or loss, depending on the holding period of the shares, if such shares constitute capital assets in the participant’s hands. The gain or loss will be measured by the difference between the sales price and the tax basis of the shares sold. The tax basis for this purpose will generally be the option exercise price under the plan and the amount of ordinary income recognized by the participant on the last day of the offering period.

The Board of Directors recommends that you vote “FOR” the approval of the amendment and restatement of the Employee Stock Purchase Plan.

Vote Required

Approval of the amendment and restatement of the ESPP requires the affirmative vote of a majority of the shares of common stock represented at the meeting in person or by proxy and entitled to vote with respect to this proposal. Abstentions and broker “non-votes,” if any, are not counted as votes cast “for” or “against” each of these proposals and, therefore, have no effect on whether each is approved.

Proposal 3—Ratification of Selection of Independent Public Accountants

The Audit Committee has selected Deloitte & Touche LLP as the Company’s independent public accountants to conduct the audit of the Company’s financial statements for the fiscal year ending December 31, 2007. Deloitte & Touche LLP, an independent registered public accounting firm, also served as the Company’s independent public accountants for the fiscal years ended December 31, 2001 through 2006. We are submitting the selection of independent public accountants for stockholder ratification at the annual meeting.

Although ratification by stockholders is not required by our organizational documents or other applicable law, the Audit Committee has determined that a policy of requesting ratification by stockholders of its selection of independent public accountants is a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Representatives of Deloitte & Touche LLP are expected to be at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

The Board of Directors recommends a vote “FOR” ratification of the selection of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2007.

Vote Required

Approval of the ratification of the selection of Deloitte & Touche LLP as the Company’s independent public accountants requires the affirmative vote of a majority of the votes cast with respect to this proposal. Abstentions and broker “non-votes,” if any, are not counted as votes cast “for” or “against” each of these proposals and, therefore, have no effect on whether each is approved.

Proposal 4—Stockholder Proposal Regarding the Declassification of the Board

A stockholder of the Company has submitted a proposal for consideration at the annual meeting. The name and address of the proposing stockholder are available upon written request to the Corporate

Secretary. This stockholder proposal and supporting statement are quoted verbatim immediately below and the Company’s response and related recommendation follows. The Company is not responsible for the content of the stockholder proposal or the supporting statement.

Proponent’s Proposal and Supporting Statement

“Resolved: The shareholders of General Growth Properties, Inc. (“General Growth”) request that the board of directors take the necessary steps, in accordance with applicable state law, to declassify the board of directors so that all directors are elected annually, with such declassification to be carried out in a manner that does not affect the unexpired terms of directors previously elected.

Supporting Statement

The election of directors is the primary avenue for shareholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. We believe that classification of the board of directors, which results in only a portion of the board being elected annually, is not in the best interests of General Growth and its shareholders.

General Growth’s board of directors is divided into three classes, with approximately one-third of all directors elected annually to three-year terms. Eliminating this classification system would require each director to stand for election annually and would give shareholders an opportunity to register their views on the performance of the board collectively and each director individually.

Several recent academic studies have found a significant positive relationship between governance practices that empower shareholders (like declassifying the board) and firm value. One such study, “The Costs of Entrenched Boards,” by Harvard Law School’s Lucian Arye Bebchuk and Alma Cohen, found that staggered boards were associated with an economically meaningful reduction in firm value (as measured by Tobin’s Q). The authors also found “evidence that staggered boards bring about, and not merely reflect, an economically significant reduction in firm value” (Journal of Financial Economics, 2005).

We believe investors increasingly favor requiring annual elections for all directors. Shareholder proposals recommending annual elections received, on average, 66.8% of the vote in the first half of 2006, according to Institutional Shareholder Services (ISS), compared with a 60.5% average in the first half of 2005 (2006 ISS Postseason Report). ISS also found that the prevalence of classified boards among S&P 500 companies fell to 45.3% in 2006, putting companies with classified boards in the minority. And in the first half of 2006, 50 companies in the Russell 3000 index sought and received shareholder approval to declassify their boards, according to ISS.

We regard as unfounded the concern expressed by some companies that the annual election of all directors could leave corporations without experienced directors in the event that all incumbents are voted out by stockholders. In the unlikely event that shareholders do vote to replace all directors, such a decision would express enormous dissatisfaction with the incumbent directors and would reflect an urgent need for change. We feel that annually elected directors are equally capable of focusing on the long-term performance of our company and would additionally be more accountable to company owners.

We urge shareholders to vote FOR this resolution.”

Board of Directors Recommendation

The Board of Directors recommends that you vote “AGAINST” the foregoing proposal for the following reasons:

The Board has carefully considered this proposal and the arguments for and against a classified board. We have concluded that the Company’s classified board structure continues to be in the best interest of the Company and its various constituencies, including the Company’s stockholders, and unanimously recommend that you vote against it.

The Board is divided into three classes, with directors elected to staggered three-year terms. Under this structure, approximately one-third of the directors stand for election each year, and the entire Board can be replaced in the course of three annual meetings, all held within approximately two years. The Company’s current classified board structure has been in place since the Company went public in 1993.

The proponent cites a 2005 study to support the assertion that classified boards have an adverse impact on stockholder value. This assertion has no applicability to the Company. Since going public in 1993, the compound annual growth rate of the dividend on our common stock has been 10%. In addition, as indicated in the graph below, our cumulative total stockholder return, assuming the investment of $100 on April 15, 1993 (and the reinvestment of dividends thereafter), was $1,292.93 as compared to the S&P 500: $405.64; the NAREIT All Equity Index: $621.78; and the Peer Companies: $568.03.

The Company’s classified board provides stability, enhances long-term planning and ensures that a majority of the Company’s directors at any given time have prior experience as directors of the Company. We believe this has resulted and will continue to result in more effective long-term stockholder value. Continuity on the Board is critical to developing substantive knowledge about the Company’s business strategy and long-term strategic goals. Directors who have experience with the Company and knowledge about its business and affairs are a valuable resource and are well positioned to make fundamental decisions that are in the best interest of the Company—decisions on strategic transactions, significant capital commitments and careful use of financial and other resources. The Board believes that a director’s performance and contribution is best measured over a longer period, such as the current three-year term, rather than over the shorter period inherent in annual elections.

The classified board structure also enhances the Board’s ability to negotiate the best results for our stockholders in a takeover situation. Absent a classified board, a potential acquirer could gain control of the Company by replacing a majority of the Board (if not the entire Board) with its own slate of nominees at a single annual meeting by a simple plurality of the votes cast, and without paying any premium to the Company’s stockholders. With a classified board, potential acquirers are forced to negotiate with the Board since at least two annual meetings would be required to effect a change in control of the Board. Therefore, this structure gives the Board the time and leverage necessary to negotiate on behalf of our stockholders and to consider alternative methods of maximizing stockholder value.

A classified board does not deprive stockholders of the opportunity to express their views regarding the Board’s performance and to influence the Board’s composition. Stockholders always retain the ability to replace directors subject to the limitations of Delaware law or to propose and elect alternate nominees for the class of directors to be elected each year. All directors are required to uphold their fiduciary duties to the Company, regardless of how often they stand for election. Directors elected to three-year terms are not insulated from this responsibility and are just as accountable to stockholders as directors elected annually.

The Board believes that the classified board has served the Company and its stockholders well and that the classified board will continue to provide important benefits to the Company and its stockholders. Classified boards continue to be common among large public corporations. Over half of the companies in the S&P 1500 or listed on the New York Stock Exchange currently have staggered boards, according to a November 30, 2006 study by Wachtell, Lipton, Rosen & Katz. Of the Peer Companies, almost 60% have classified boards.

Passage of the stockholder proposal would not automatically eliminate the classified board structure. Further action would be required to amend the Company’s Restated Certificate of Incorporation to effect this change. Consistent with its fiduciary duties, the Board would reconsider its position with respect to the classified board structure if stockholders vote in favor of the proposal. However, such a vote will not necessarily cause the Board to alter its position. The affirmative vote of a majority of the Company’s outstanding shares of common stock would be required to approve an amendment to the Restated Certificate of Incorporation.

Vote Required

Approval of the stockholder proposal regarding declassification of the Board requires the affirmative vote of a majority of the votes cast with respect to this proposal. Abstentions and broker “non-votes,” if any, are not counted as votes cast “for” or “against” each of these proposals and, therefore, have no effect on whether each is approved.

Appendix A

GENERAL GROWTH PROPERTIES, INC.
EMPLOYEE STOCK PURCHASE PLAN, AS PROPOSED TO BE AMENDED AND RESTATED
EFFECTIVE MAY 15, 2007

1.     Purpose.

The purpose of the General Growth Properties, Inc. Employee Stock Purchase Plan as set forth in this document, as the same may be amended from time to time (the “Plan”), is to assist employees of General Growth Properties, Inc., a Delaware corporation (the “Company”), GGP Limited Partnership, a Delaware limited partnership (“GGPLP”), and General Growth Management, Inc., a Delaware corporation (“GGMI”), and their respective subsidiaries (the Company, GGPLP, GGMI and their respective subsidiaries, each, a “Sponsoring Employer” and collectively, the “Sponsoring Employers”), in acquiring a stock ownership interest in the Company, to align employee and stockholder interests and provide additional motivation to enhance stockholder value by providing employees a continuing opportunity to purchase shares of common stock of the Company, $.01 par value (“Shares”), through periodic offerings under the Plan. The Plan is not intended to qualify as an “employee stock purchase plan” under section 423 of the Code.

2.     Definitions.

For purposes of the Plan:

(a)    “Account” means the non-interest bearing account that a Sponsoring Employer shall establish for its Eligible Employees who are Participants to which Participants’ payroll deductions pursuant to the Plan shall be credited.

(b)   “Agent” means the person or persons appointed in accordance with Paragraph 3(d).

(c)    “Authorization” means the authorization described in Paragraph 5(a) pursuant to which the Participant authorizes payroll deductions to the Account.

(d)   “Code” means the Internal Revenue Code of 1986, as amended.

(e)    “Committee” means the committee described in Paragraph 3(a).

(f)    “Compensation” means the total amount of compensation for services paid to a Participant for an Offering Period by a Sponsoring Employer that would be reportable on Internal Revenue Service Form W-2, plus amounts which are not includible in income for federal income tax purposes that a Participant elects to contribute pursuant to a plan or an arrangement described in section 125(d) or section 401(k) of the Code.

(g)    “Date of Grant” means the first business day of an Offering Period.

(h)   “Eligible Employee” means any Employee of a Sponsoring Employer who meets the eligibility requirements of Paragraph 4.

(i)    “Employee” means each person in an employee-employer relationship with a Sponsoring Employer who is designated as an employee on the payroll of the Sponsoring Employer which employs the individual. Notwithstanding anything herein to the contrary, an individual is not an Employee during any period during which the individual is classified by a Sponsoring Employer as an independent contractor or as any other status in which the person is not treated as a common law employee of a Sponsoring Employer for purposes of withholding of taxes, regardless of the correct legal status of the individual. The previous sentence applies to all periods of such service of an individual who is subsequently reclassified as an employee, whether the reclassification is retroactive or prospective.

(j)     “Fair Market Value” means, on any given date, the closing price of the Shares on the principal national securities exchange on which the Shares are listed on such date, or, if the Shares are not listed on any national securities exchange, the mean between the bid and asked prices of the Shares as reported on the Nasdaq, or if the Shares are not so reported, the fair market value of the Shares as determined by the Committee in good faith. If there are no sales reports or bid or ask quotations, as the case may be, for a given date, the closest preceding date on which there were sales reports shall be used.

(k)   “Investment Account” means the account established for a Participant pursuant to Paragraph 9(a) to hold Shares acquired for a Participant pursuant to the Plan.

(l)    “Offering Period” means the six-month periods commencing January 1 and July 1 or such other dates as may be established by the Committee from time to time.

(m)  “Open Enrollment Period” means the period of time prior to each Date of Grant during which Eligible Employees may elect to participate in the Plan as may be established by the Committee from time to time.

(n)   “Participant” means an Eligible Employee who makes an election to participate in the Plan in accordance with Paragraph 5.

(o)   “Purchase Date” means the last business day of an Offering Period.

(p)   “Purchase Price” means, with respect to any Offering Period, the lesser of:

(i)    eighty-five percent (85%) percent of the Fair Market Value of a Share on the Date of Grant of such Offering Period; or

(ii)   eighty-five percent (85%) percent of the Fair Market Value of a Share on the Purchase Date of such Offering Period.

(q)   “Withdrawal Election” means the notice described in Paragraph 8 which a Participant must deliver to a Sponsoring Employer upon withdrawal from the Plan.

3.     Administration.

(a)    The Compensation Committee of the Board of Directors of the Company or such other committee as shall be designated by the Board of Directors of the Company (the “Committee”) shall administer the Plan. The Committee shall consist of two or more members of the Board of Directors appointed by the Board of Directors to administer the Plan. All Committee members shall serve, and may be removed, in accordance with the general rules applicable to the Committee.

(b)   For purposes of administration of the Plan, a majority of the members of the Committee (but not less than two) shall constitute a quorum, and any action taken by a majority of such members of the Committee present at any meeting at which a quorum is present, or any action approved in writing by all members of the Committee, shall be the action of the Committee.

(c)    Subject to the express provisions of the Plan, the Committee shall have full discretionary authority to interpret the Plan, to issue rules for administering the Plan, to change, alter, amend or rescind such rules, and to make all other determinations necessary or appropriate for the administration of the Plan. The Committee shall have the discretion to impose a holding period during which the sale of Shares acquired under the Plan is restricted for a period of time after purchase, provided that reasonable advance notice is given to Participants. All determinations, interpretations and constructions made by the Committee with respect to the Plan shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to the Plan or any right granted hereunder.

(d)   The Committee or its delegate under Section 3(e) may engage an Agent to perform administrative, custodial and record keeping functions for the Plan, including, but not limited to, enrolling Participants in the Plan, purchasing or issuing Shares, holding record title to the Participants’ Shares, maintaining an Investment Account for each Participant and providing periodic account status reports to such Participants.

(e)    The Committee shall have full discretionary authority to delegate administrative decisions and operations to the management of one or more of the Sponsoring Employers.

4.     Eligibility.

All Employees of the Sponsoring Employers shall be eligible to participate in the Plan, subject to electing to participate during an Open Enrollment Period as described in Paragraph 5 below, except (a) any Employee whose customary employment is at least 35 hours per week who has worked less than one (1) full month for a Sponsoring Employer as of the first day of an Offering Period, (b) any Employee whose customary employment is more than 20 hours per week but less than 35 hours per week who has worked less than three (3) full months for a Sponsoring Employer as of the first day of an Offering Period, (c) any Employee whose customary employment is 20 hours or less per week or (d) for any Employee who, as of June 30, 2002, had not met the eligibility requirements as in effect on June 30, 2002, has not attained age 18. An Employee shall be credited with an hour of service for each hour which the Employee is paid or entitled to payment from a Sponsoring Employer including both hours worked and paid time off. Any director of a Sponsoring Employer who does not render services to such Sponsoring Employer in the status of an Employee shall not be eligible to participate in the Plan. The Committee, in its sole discretion, may in a uniform and nondiscriminatory manner, recognize an Employee’s service with a business acquired by a Sponsoring Employer or its affiliate (whether by an asset or stock purchase), prior to the date the business was acquired by the Sponsoring Employer, in determining an Employee’s eligibility to participate in the Plan.

5.     Election to Participate.

(a)    Payroll Deduction Authorization. Each Eligible Employee may become a Participant by enrolling in the Plan during any Open Enrollment Period and by submitting or completing any forms or by providing any information required by the Sponsoring Employer by which such Eligible Employee is employed or the Agent (the “Authorization”). An Eligible Employee’s Authorization shall give notice of such Eligible Employee’s election to participate in the Plan for the next following Offering Period and subsequent Offering Periods and shall specify a percentage (ranging in whole number amounts from no less than 1% to no more than 10%) of Compensation to be withheld on each payday. All payroll deductions shall be made on an after-tax basis. The cash compensation payable to a Participant for an Offering Period shall be reduced each payday through a payroll deduction by the percentage amount specified in the Authorization, and such amount shall be credited to the Participant’s Account under the Plan. All funds credited to Accounts may be used by the Sponsoring Employer for any corporate purpose, subject to the Participant’s right to withdraw an amount equal to the balance accumulated in his or her Account as described in Paragraph 8. Funds credited to Accounts shall not be required to be segregated from the general funds of the Sponsoring Employer. Any Authorization shall remain in effect until the Eligible Employee amends the same pursuant to Paragraph 6, withdraws pursuant to Paragraph 8 or ceases to be an Eligible Employee pursuant to Paragraph 14.

(b)   Contribution Limit. The sum of all regular payroll deductions authorized under Paragraph 5(a) shall not exceed 10% of the Participant’s Compensation.

(c)    No Interest on Funds in Accounts. No interest shall accrue for the benefit of or be paid to any Participant with respect to funds credited to any Account for such Participant.

6.     Deduction Changes.

A Participant may increase or decrease his or her payroll deduction by submitting a new Authorization during any Open Enrollment Period. The change will become effective for payroll periods beginning in the next six-month Offering Period.

7.     Limit on Purchase of Shares.

No option granted under the Plan may be granted to a Participant that would permit the Participant to purchase stock under all employee stock purchase plans maintained by the Sponsoring Employers in an amount which, in the aggregate, exceeds $25,000 of Fair Market Value (determined under Paragraph 7(ii) below) for each calendar year in which the option is outstanding at any time. For purposes of this Paragraph 7:

(i)    The right to purchase Shares accrues when the right (or any portion thereof) first becomes exercisable during the calendar year;

(ii)   Notwithstanding anything contained herein to the contrary, in no case shall any Participant accrue a right to purchase a number of Shares for any calendar year that would have a Fair Market Value in excess of $25,000. For purposes of the preceding sentence, the determination of the Fair Market Value of any Shares is made as of the first day of the Offering Period applicable to such Shares;

(iii)  A right to purchase Shares that has accrued under one grant of rights under the Plan may not be carried over to any other grant of rights under the Plan or any other plan; and

(iv)  The Company’s 1993 Stock Incentive Plan, 1998 Incentive Stock Plan, 2003 Incentive Stock Plan and any similar plan under which stock options may be granted that is hereafter adopted by a Sponsoring Employer shall not be deemed to be an employee stock purchase plan for purposes of this Paragraph 7.

8.     Withdrawal of Funds.

A Participant who wishes to withdraw funds from the Plan must deliver to the Sponsoring Employer by which such Participant is employed a notice of withdrawal in a form acceptable to such Sponsoring Employer (the “Withdrawal Election”). Upon receipt of a Participant’s Withdrawal Election, the Sponsoring Employer shall pay to the Participant the amount of the balance in the Participant’s Account in cash in one lump sum within thirty (30) days, without interest thereon or deduction therefrom. Partial withdrawal of cash shall not be permitted. Upon receipt of a Withdrawal Election, the Participant shall cease to participate in the Plan. Any such withdrawing Participant may again commence participation in the Plan in a subsequent Offering Period by submitting to the Agent an Authorization pursuant to Paragraph 5(a) hereof.

9.     Method of Purchase and Investment Accounts.

(a)   Purchase of Shares. Participants having funds credited to an Account on a Purchase Date shall be deemed, without any further action, to have authorized purchase of the number of whole Shares that the funds in such Account would purchase at the Purchase Price, subject to the limits:

(i)    on the aggregate number of Shares that may be made available for purchase to all Participants under the Plan pursuant to Paragraph 10; and

(ii)   on the number of Shares that may be made available for purchase to any individual Participant, as set forth in Paragraphs 5(b) and 7.

Shares will be purchased as set forth above if a Participant has not withdrawn such funds as permitted by Paragraph 8. As soon as practicable after the Purchase Date, all Shares to be purchased shall be credited to a separate Investment Account established by the Agent for each Participant. The Agent shall hold in its name or the name of its nominee all Shares purchased until such Shares are withdrawn by a Participant pursuant to Paragraph 11. Except as provided in Paragraph 9(b) below, fractional Shares may not be purchased under the Plan. Any funds remaining in the Account of a Participant after a Purchase Date shall be retained in the Account for the purchase of additional Shares in subsequent Offering Periods, subject to the Participant’s withdrawal rights under Paragraph 8. Until Shares are actually delivered to the Agent and credited to Investment Accounts, no Participant shall have any rights of any kind in the Shares.

(b)   Dividends on Shares Held in Investment Accounts. All cash dividends paid with respect to the Shares credited to a Participant’s Investment Account shall, unless otherwise directed by the Participant, be credited to his or her Account and used to purchase additional whole or fractional Shares, subject to Participants’ withdrawal rights against Accounts and the other limits of the Plan. The additional Shares shall be purchased on the open market at the market price (and not at a discount) as soon as practicable after the dividends are paid.

(c)   Adjustment of Shares on Application of Aggregate Limits. If the total number of Shares that would be purchased pursuant to Paragraph 9(a) but for the limits described in Paragraph 9(a)(i) exceeds the number of Shares available for purchase under the Plan for a particular Offering Period, then the number of available Shares shall be allocated among the Investment Accounts of Participants in the ratio that the amount credited to a Participant’s Account as of the Purchase Date bears to the total amount credited to all Participants’ Accounts as of the Purchase Date. The cash balance not applied to the purchase of Shares shall be held in Participants’ Accounts subject to the terms and conditions of the Plan.

10.   Stock Subject to Plan.

The maximum number of Shares that may be issued pursuant to the Plan is 3,000,000, subject to adjustment in accordance with Section 20. At the option of the Company, the Shares delivered pursuant to the Plan may be authorized but previously unissued shares or treasury shares or shares purchased in the open market or privately negotiated transactions for purposes of the Plan. In addition, the Committee may impose such limitations as it deems appropriate on the number of Shares that shall be made available for purchase under the Plan with respect to any Offering Period.

11.   Withdrawal of Shares.

A Participant shall have the right at any time to withdraw all or a portion of the Shares credited to his or her Investment Account by notifying the Agent.

12.   Voting.

The Agent shall vote all Shares held in an Investment Account in accordance with the Participant’s instructions.

13.   Termination of Employment.

Any Participant (a) whose employment by a Sponsoring Employer is terminated for any reason (except death as provided in Paragraph 15) or (b) who shall cease to be an Eligible Employee, in either case during an Offering Period, shall cease being a Participant as of the date of such termination of employment or cessation of eligibility. Upon such event, the entire cash balance in such Participant’s Account may be withdrawn by the Participant and if not withdrawn within ninety (90) days following termination of employment, such balance shall be refunded to such Participant promptly without interest thereon.

14.   Death of a Participant.

If a Participant shall die during an Offering Period, no further payroll deductions shall be taken on behalf of the deceased Participant. The executor or administrator of the deceased Participant’s estate may elect to withdraw the balance in such Participant’s Account by notifying the Sponsoring Employer by which such deceased Participant was employed in writing prior to the Purchase Date in respect of such Offering Period. In the event no election to withdraw has been made, the balance accumulated in the deceased Participant’s Account shall be used to purchase Shares in accordance with the provisions of the Plan.

15.   Merger, Reorganization, Consolidation or Liquidation.

In the event of a merger, reorganization or consolidation in which the Company is not the surviving entity or the liquidation of all of the assets of the Company, either (a) the Board of Directors of the Company in its sole discretion may require that the surviving entity provide to each Participant rights which are equivalent to such Participant’s rights under the Plan, or (b) the Committee may cause the Offering Period to end on the date immediately prior to the consummation of such merger or other transaction.

16.   Governing Law; Compliance With Law.

This Plan shall be construed in accordance with the laws of the State of Delaware. Each Sponsoring Employer’s obligations hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for such Sponsoring Employer, be required.

17.   Assignment.

The purchase rights granted hereunder are not assignable or transferable by the Participants, other than by will or the laws of descent and distribution. Any attempted assignment, transfer or alienation not in compliance with the terms of the Plan shall be null and void for all purposes and respects.

18.   No Rights as Stockholder.

No Eligible Employee or Participant shall by reason of participation in this Plan have any rights of a stockholder of the Company until Shares are credited to the Participant’s Investment Account under the Plan.

19.   No Right to Continued Employment.

Neither the Plan nor any right granted under the Plan shall confer upon any Eligible Employee or Participant any right to continuance of employment with any Sponsoring Employer, or interfere in any way with the right of a Sponsoring Employer to terminate the employment of such Participant.

20.   Adjustments in Case of Changes Affecting Shares.

In the event of a stock split, stock dividend, recapitalization or other subdivision, combination, or reclassification of the Shares, the maximum number of Shares that may be issued under the Plan as set forth in Paragraph 10 shall be adjusted proportionately, and such other adjustments shall be made as may be deemed equitable by the Committee. In the event of any other change affecting Shares, such adjustment, if any, shall be made as may be deemed equitable by the Committee to give proper effect to such event.

21.   Amendment of the Plan.

Stockholder approval of any amendment of the Plan shall be obtained in the manner and to the degree required under applicable law and the rules of any stock exchange upon which the Shares are listed. Subject to the foregoing, the Board of Directors of the Company may at any time, or from time to time, amend the Plan in any respect.

22.   Termination of the Plan.

The Plan and all rights of Participants under any offering hereunder shall terminate when the maximum number of Shares available for sale under the Plan have been purchased, or, with respect to any Sponsoring Employer, at such earlier time as the Committee, in its sole discretion, chooses to terminate the Plan with respect to such Sponsoring Employer. Upon termination of the Plan with respect to one or more of the Sponsoring Employers, all amounts in the Accounts of affected Participants shall be carried forward into the Participant’s Account under a successor plan, if any, or shall be promptly refunded without interest or deduction and all Shares credited to a Participant’s Investment Account shall be forwarded to him or her.

23.   Governmental Regulations.

(a)   Anything contained in the Plan to the contrary notwithstanding, the Company shall not be obligated to sell any Shares or deliver any Shares unless and until the Company is satisfied that such sale and delivery complies with (i) all applicable requirements of the governing body of the principal market in which such Shares are traded, (ii) all applicable provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder and (iii) all other laws or regulations by which the Company is bound or to which the Company is subject.

(b)   Each Sponsoring Employer may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with any Shares. The obligation of the Company to deliver Shares under this Plan is conditioned upon the satisfaction of the provisions set forth in the preceding sentence.

24.   Repurchase of Shares.

The Company shall not be required to repurchase from any Participant any Shares which such Participant acquires under the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSAL 4:	Ple ase Mark Here for Address ☐
Change or

Comments SEE REVERSE SIDE

1.	ELECTION OF CLASS III						FOR	AGAINST	ABSTAIN
DIRECTORS:	FOR all nominees		WITHHOLD AUTHORITY		3.	Ratification of the selection of independent	☐	☐	☐
NOMINEES:	listed to the left (except as marked to the contrary) ☐		to vote for all nominees listed ot the left ☐			public
01 John Bucksbaum 02 Alan Cohen 03 Anthony Downs							FOR	AGAINST	ABSTAIN
					4.	Stockholder proposal ot declassify the board of directors.	☐	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)					5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

		FOR	AGAINST	ABSTAIN			Mark here if you plan to		☐
2.	Amendment and restatement of the Employee Stock Purchase Plan.	☐	☐	☐			attend the meeting

Signature	Signature	Date

(Please sign this proxy as your name appears on the Company’s corporate records. Joint owners should each sign personally.Trustees and others signing in a representative capacity should indicate the capacity in which they sign.)

 FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/ggp		TELEPHONE 1-866-540-5760
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

You can view the Annual Report and Proxy Statement

on the Internet at www.ggp.com

 IF YOU PLAN TO ATTEND THE MEETING

Admission Ticket	General Growth Properties, Inc.	Admission Ticket
Admission Ticket
Annual Meeting of Stockholders
Date —May 15, 2007
Time — 9:00 a.m., local time
Location — 110 North Wacker Drive
Chicago, Illinois 60606

ADMITTANCE MAY BE DENIED WITHOUT A TICKET

General Growth Properties, Inc.	Proxy

This Proxy is solicited on behalf of the Board of Directors

Matthew Bucksbaum, John Bucksbaum and Bernard Freibaum, and each of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution, to vote and act as proxy with respect to all shares of common stock, $.01 par value, of GENERAL GROWTH PROPERTIES, INC., standing in the name of the undersigned on the Company’s books at the close of business on March 16, 2007, at the Annual Meeting of Stockholders o t be held at the Company’s principal executive offices, 110 North Wacker Drive, Chicago, Illinois, at 9:00 a.m., local time, on May 15, 2007, or at any postponement(s) or adjournment(s) thereof, as follows:

The powers hereby granted may be exercised by any of said attorneys or proxies or their substitutes present and acting at the above-described Annual Meeting of Stockholders or any postponement(s) or adjournment(s) thereof, or, if only one be present and acting, then by that one. The undersigned hereby revokes any and all proxies hereto fore given by the undersigned to vote at said meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AGAINST PROPOSAL 4 AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Address Change/Comments(Mark the corresponding box on the reverse side)

 FOLD AND DETACH HERE

You can now access your General Growth Properties, Inc. account online.

Access your General Growth Properties, Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for General Growth Properties, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDircet® is a registered trademark of Mellon Investor Services LLC

****TRY IT OUT ****

www.melloninvestor.com/isd/

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER:	1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials , investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect®
at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

 IF YOU PLAN TO ATTEND THE MEETING

ADMISSION TICKET

Please present this admission ticket for admittance to the Annual Meeting.

If you plan to attend the Annual Meeting in person, do not return this admission ticket with the proxy card if you vote your shares by mail.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the meeting.